                                                                    EXHIBIT 10.7

================================================================================


                                CREDIT AGREEMENT


                                      among


                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

                          THE RESORT AT SUMMERLIN, INC.


                          VARIOUS LENDING INSTITUTIONS,


                             GLEACHER NATWEST, INC.
                               AS ARRANGING AGENT,


                                       and


                         NATIONAL WESTMINSTER BANK PLC,
                             AS ADMINISTRATIVE AGENT



                      ------------------------------------

                          Dated as of December 30, 1997
                      ------------------------------------

                                  $100,000,000


================================================================================

                                TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
SECTION 1.  Amount and Terms of Credit............................................  1
        1.01  Commitment..........................................................  1
        1.02  Minimum Borrowing Amounts, etc......................................  2
        1.03  Notice of Borrowing, etc............................................  2
        1.04  Disbursement of Funds...............................................  3
        1.05  Notes...............................................................  3
        1.06  Conversions.........................................................  4
        1.07  Pro Rata Borrowings.................................................  5
        1.08  Interest............................................................  5
        1.09  Interest Periods....................................................  6
        1.10  Increased Costs, Illegality, etc....................................  7
        1.11  Compensation........................................................ 10
        1.12  Change of Lending Office............................................ 10
        1.13  Replacement of Lenders.............................................. 10
        1.14  Joint and Several................................................... 11

SECTION 2.  Fees; Commitments..................................................... 11
        2.01  Fees................................................................ 11
        2.02  Voluntary Reduction of Commitments.................................. 12
        2.03  Mandatory Adjustments of Commitments, etc........................... 12

SECTION 3.  Payments.............................................................. 13
        3.01  Voluntary Prepayments............................................... 13
        3.02  Mandatory Prepayments............................................... 13
        3.03  Method and Place of Payment......................................... 16
        3.04  Net Payments........................................................ 16

SECTION 4.  Conditions Precedent.................................................. 18
        4.01  Conditions Precedent to Closing Date................................ 18
        4.02  Conditions Precedent to All Loans................................... 25

SECTION 5.  Representations, Warranties and Agreements............................ 26
        5.01  Status.............................................................. 26
        5.02  Power and Authority................................................. 26
        5.03  No Violation........................................................ 26
        5.04  Litigation.......................................................... 26


                                      (i)

                                                                                 Page
                                                                                 ----
        5.05  Use of Proceeds; Margin Regulations................................. 27
        5.06  Governmental Approvals.............................................. 27
        5.07  Investment Company Act.............................................. 27
        5.08  Project Documents................................................... 27
        5.09  True and Complete Disclosure........................................ 27
        5.10  Financial Statements................................................ 28
        5.11  Security Interests.................................................. 29
        5.12  Representations and Warranties in Project Documents................. 29
        5.13  Tax Returns and Payments............................................ 29
        5.14  Compliance with ERISA............................................... 29
        5.15  Subsidiaries........................................................ 30
        5.16  Intellectual Property............................................... 30
        5.17  Environmental Matters............................................... 30
        5.18  Properties.......................................................... 31
        5.19  Labor Relations..................................................... 31
        5.20  Compliance with Statutes, etc....................................... 32
        5.21  Access; Utilities................................................... 32

SECTION 6.  Affirmative Covenants................................................. 33
        6.01    Information Covenants............................................. 33
        6.02  Books, Records and Inspections...................................... 35
        6.03  Insurance........................................................... 36
        6.04  Payment of Taxes.................................................... 37
        6.05  Corporate Franchises................................................ 37
        6.06  Compliance with Statutes, etc....................................... 37
        6.07  Good Repair......................................................... 38
        6.08  End of Fiscal Years; Fiscal Quarters................................ 38
        6.09  Additional Security; Further Assurances............................. 38
        6.10  ERISA............................................................... 39
        6.11  Compliance with Environmental Laws.................................. 40
        6.12  Construction of Improvements, etc................................... 40

SECTION 7.  Negative Covenants.................................................... 42
        7.01  Changes in Business................................................. 42
        7.02  Consolidation, Merger, Sale or Purchase of Assets, etc.............. 42
        7.03  Liens............................................................... 43
        7.04  Indebtedness........................................................ 45
        7.05  Capital Expenditures................................................ 45
        7.06  Advances, Investments and Loans..................................... 45
        7.07  Creation of Subsidiaries............................................ 46


                                      (ii)

                                                                                 Page
                                                                                 ----
        7.08  Prepayments of Indebtedness, etc.................................... 46
        7.09  Dividends, etc...................................................... 47
        7.10  Transactions with Affiliates........................................ 48
        7.11  Interest Coverage Ratio............................................. 48
        7.12  Leverage Ratio...................................................... 49
        7.13  Fixed Charge Coverage Ratio......................................... 49
        7.14  Limitation on Issuance of Stock..................................... 49

SECTION 8.  Events of Default..................................................... 49
        8.01  Payments............................................................ 50
        8.02  Representations, etc................................................ 50
        8.03  Covenants........................................................... 50
        8.04  Default Under Other Agreements...................................... 50
        8.05  Bankruptcy, etc..................................................... 50
        8.06  ERISA............................................................... 51
        8.07  Security Documents.................................................. 51
        8.08  Subsidiary Guaranty................................................. 51
        8.09  Judgments........................................................... 52
        8.10  Project Documents................................................... 52
        8.11  Gaming Authority.................................................... 52
        8.12  Commencement Date................................................... 52

SECTION 9.  Definitions........................................................... 53

SECTION 10.  The Administrative Agent............................................. 76
        10.01  Appointment........................................................ 76
        10.02  Nature of Duties................................................... 76
        10.03  Lack of Reliance on the Agents..................................... 77
        10.04  Certain Rights of the Agents....................................... 77
        10.05  Reliance........................................................... 77
        10.06  Indemnification.................................................... 78
        10.07  The Agents in Their Individual Capacities.......................... 78
        10.08  Holders............................................................ 78
        10.09  Resignation by an Agent............................................ 78

SECTION 11.  Miscellaneous........................................................ 79
        11.01  Payment of Expenses, etc........................................... 79
        11.02  Right of Setoff.................................................... 80
        11.03  Notices............................................................ 80
        11.04  Benefit of Agreement............................................... 81


                                     (iii)

                                                                                 Page
                                                                                 ----
        11.05  No Waiver; Remedies Cumulative..................................... 83
        11.06  Payments Pro Rata.................................................. 83
        11.07  Calculations; Computations......................................... 84
        11.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                Jury Trial........................................................ 84
        11.09  Counterparts....................................................... 85
        11.10  Effectiveness...................................................... 85
        11.11  Headings Descriptive............................................... 85
        11.12  Amendment or Waiver................................................ 85
        11.13  Survival........................................................... 86
        11.14  Domicile of Loans.................................................. 86
        11.15  Confidentiality.................................................... 86
        11.16  Lender Register.................................................... 86
        11.17  Gaming Authorities, etc............................................ 87


ANNEX I          --   Commitments
ANNEX II         --   Lenders and Agents Addresses
ANNEX III        --   Government Approvals
ANNEX IV         --   Subsidiaries
ANNEX V          --   Properties
ANNEX VI         --   Existing Indebtedness
ANNEX VII        --   Insurance Policies
ANNEX VIII       --   Existing Liens
ANNEX IX         --   Existing Investments
ANNEX X          --   Litigation

EXHIBIT A-1      --   Form of Notice of Construction Loans
EXHIBIT A-2      --   Form of Notice of Term Conversion
EXHIBIT A-3      --   Form of Notice of Revolving Loans
EXHIBIT B-1      --   Form of First Mortgage Note
EXHIBIT B-2      --   Form of Revolving Note
EXHIBIT C        --   Form of Section 3.04 Certificate
EXHIBIT D-1      --   Form of Opinion of Lionel Sawyer & Collins
EXHIBIT D-2      --   Form of Opinion of White & Case
EXHIBIT D-3      --   Form of Opinion of Schreck and Morris
EXHIBIT E        --   Form of Officer's Certificate
EXHIBIT F-1      --   Form of Disbursement Agreement
EXHIBIT F-2      --   Form of Mortgage Notes Proceeds Agreement
EXHIBIT F-3      --   Form of Interest Escrow Agreement


                                      (iv)

EXHIBIT F-4      --   Form of CC Continuation Agreement
EXHIBIT G        --   Form of Subsidiary Guaranty
EXHIBIT H        --   Form of Pledge Agreement
EXHIBIT I        --   Form of Security Agreement
EXHIBIT J        --   Form of Consent Letter
EXHIBIT K        --   Form of Assignment Agreement


                                       (v)

      CREDIT AGREEMENT, dated as of December 30, 1997, among THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP, a Nevada limited partnership, THE RESORT AT SUMMERLIN, INC., a Nevada corporation, the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), GLEACHER NATWEST, INC., as Arranging Agent (the "Arranging Agent"), and NATIONAL WESTMINSTER BANK PLC, as Administrative Agent (the "Administrative Agent" and together with the Arranging Agent, collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H :


      WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein; and


      NOW, THEREFORE, IT IS AGREED:

            1.    Amount and Terms of Credit

            1.01 Commitment. Subject to and upon the terms and conditions herein set forth:

            (a) Each MN Lender severally agrees to make a loan (each a "Construction Loan" and, collectively, the "Construction Loans") to the Borrowers on one or more Drawdown Dates, which Construction Loans (i) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that all Construction Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (ii) shall not exceed in aggregate outstanding principal amount for any MN Lender after giving effect to any incurrence of Construction Loans the MN Commitment of such Lender then in effect and (iii) shall not exceed in aggregate principal amount for all Construction Loans made by all Lenders on any Drawdown Date the Drawdown Amount for such date. Each Lender with an MN Commitment-A shall make a Construction Loan or Loans on the Closing Date in the full amount of its MN Commitment-A, while each Lender with an MN Commitment-B will only make Construction Loans under such MN Commitment-B on Drawdown Dates occurring after the Closing Date. Once repaid, Construction Loans may not be reborrowed.

            (b) All the Construction Loans of each MN Lender outstanding on the Conversion Date shall be converted into a term loan or loans (each a "Term Loan" and, collectively, the "Term Loans"), which Term Loans may, except as hereinafter provided, be maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that (i) the Interest Periods applicable to Construction Loans that are LIBOR Loans on the Conversion Date shall continue in effect for the Term Loans resulting from the conversion thereof until the stated expiration of such Interest Periods and (ii) all Term Loans made pursuant to the same Borrowing shall, unless specifically provided herein, consist entirely of Loans of the same Type. Once repaid, Term Loans may not be reborrowed.

            (c) The RC Lender is to make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers from time to time on and after the Conversion Date and prior to the Final Maturity Date, which Revolving Loans (i) except as hereinafter provided, may, at the option of the Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type,
      (ii) may be repaid and reborrowed in accordance with the provisions hereof and (iii) shall not exceed in principal amount at the time of incurrence thereof the RC Commitment at such time.

            1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than four Borrowings of LIBOR Loans.

            1.03 Notice of Borrowing, etc. (a) At least three Business Days (one Business Day in the case of the Closing Date) prior to each Drawdown Date on which the Borrowers desire to incur Construction Loans, the Borrowers shall give the Administrative Agent at its Notice Office a written notice in the form of Exhibit A-1 hereto (each a "Notice of Construction Loans"), which notice must be accompanied by a Consultant's Confirmation.

            (a) At least three Business Days prior to the Conversion Date, the Administrative Agent shall have received a written notice of confirmation in the form of Exhibit A-2 hereto (the "Notice of Term Conversion") executed by the Borrowers with respect to the conversion of Construction Loans into Term Loans to be made on the Conversion Date.

            (b) Whenever the Borrowers desire to incur Revolving Loans, they shall give the Administrative Agent at its Notice Office at least three Business Days' prior written notice in the form of Exhibit A-3 hereof (each a "Notice of Revolving Loans").

            (c) Each Notice of Borrowing given pursuant to this Section 1.03 shall be irrevocable.

            (d) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of each of the Borrowers. In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

            1.04 Disbursement of Funds. (a) No later than 12:00 noon (New York time) on the Drawdown Date specified in a Notice of Construction Loans, each Lender will make available its share (as described in Section 1.07) of the Construction Loans to be made on such date in the manner provided below. All such amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will deposit in the Mortgage Notes Proceeds Account the aggregate of the amounts so made available in the type of funds received.

            (a) No later than 12:00 Noon (New York time), on the date specified in each Notice of Revolving Loans, the RC Lender will make available the Revolving Loans requested to be made on such date to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will deposit in the Borrowers' account at the Payment Office the amount so made available by the RC Lender in the type of funds received.

            (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights, which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

            1.05 Notes. (a) The Borrowers' obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if Construction Loans and/or Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "First Mortgage Note" and, collectively, the "First Mortgage Notes") and (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

            (a) The First Mortgage Note issued to an MN Lender shall (i) be executed by the Borrowers, (ii) be payable to the order of such MN Lender and be dated the Closing Date, (iii) be in a stated principal amount equal to the MN Commitment of such Lender (or in the case of a new First Mortgage Note issued after the Conversion Date, the Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of the Construction Loans or Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and LIBOR Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (b) The Revolving Note issued to the RC Lender shall (i) be executed by the Borrowers, (ii) be payable to the order of the RC Lender and be dated the Conversion Date, (iii) be in a stated principal amount equal to the RC Commitment and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and LIBOR Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrowers' obligations in respect of the Loans made and not repaid.

            1.06 Conversions. The Borrowers shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, provided that (i) no partial conversion of a Borrowing of LIBOR Loans shall reduce the outstanding principal amount of the LIBOR Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into LIBOR Loans if a Default under Section 8.01 or an Event of Default is then in existence and the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion and (iii) Borrowings of LIBOR Loans resulting from this Section

1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrowers giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or two Business Days', in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. (a) Each Lender will fund its MN Commitment-A in full on the Closing Date. All Construction Loans made after the Closing Date shall be made by each Lender pro rata on the basis of its respective MN Commitment-B. All Revolving Loans shall be made by the RC Lender. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

            (b) If after giving effect to all Construction Loans made on the Last Drawdown Date the B Lenders have remaining unutilized MN Commitments (before any reduction thereto is effected pursuant to Section 2.03(c)) aggregating at least $1,000,000, then each B Lender will purchase from each A Lender an assignment of such A Lender's Construction Loans in such principal amount as will result in the percentage obtained by dividing the principal of the Construction Loans of an MN Lender by its MN Commitment being the same for each MN Lender. Such assignments will be effected pursuant to Section 11.04 but without any processing fee being paid to the Administrative Lender.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

            (a) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus LIBOR.

            (b) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the Base Rate Margin plus 2.0%, provided that each LIBOR Loan shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period applicable to it at such maturity at a rate per annum equal to 2.0% in excess of the rate of interest applicable thereto at such maturity. In addition, the Applicable Margin for all Loans not covered by the preceding sentence shall increase by 2% during each period when any of the covenants specified in Section 7.11 to 7.14 are defaulted (i.e., commencing on the first day of any such default and continuing until the last day of the first quarter thereafter on which all of the covenants specified in Sections 7.11 through 7.13 are satisfied (or if earlier on the date on which common equity contributions have been made to the Partnership that cure all the aforesaid defaults on a pro forma basis)).

            (c) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion under Section
1.06 (other than the prepayment or conversion of any Base Rate Loan) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (d) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (e) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans for any Interest Period, shall promptly notify the Borrowers and the Lenders thereof.

            1.09 Interest Periods. (a) At the time the Borrowers give a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of LIBOR Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, they shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, three or, if after the Conversion Date, six month period. Notwithstanding anything to the contrary contained above:

            (i) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) no Interest Period with respect to a Borrowing of Revolving Loans may be elected that would extend beyond the Final Maturity Date;

            (v) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as LIBOR Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment; and

            (vi)  no Interest Period may be elected if a Default under Section
      9.01 or an Event of Default is then in existence and the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election.

            (b) If upon the expiration of any Interest Period, the Borrowers are not permitted to elect a new Interest Period to be applicable to the respective Borrowing of LIBOR Loans, or in the case of Revolving Loans, have failed to elect a new Interest Period to be applicable to the respective Borrowing of LIBOR Loans, the Borrowers shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period. If upon the expiration of any Interest Period in respect of Construction Loans or Term Loans, the Borrowers have failed to elect a new Interest Period to be applicable to the respective Borrowing of LIBOR Loans as provided above, the Borrowers shall be deemed to have elected a new Interest Period of one month for such Borrowing, effective as of the expiration date of such expiring Interest Period.

            1.010 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining LIBOR for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but in any event excluding reserves payable pursuant to Section 1.10(c)) and/or (y) other circumstances affecting the interbank Eurodollar market; or

            (iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Revolving Loans or Notice of Conversion given by the Borrowers with respect to LIBOR Loans which have not yet been incurred shall be deemed rescinded by the Borrowers (and any Notice of Construction Loans given in respect of LIBOR Loans shall be deemed to have been given in respect of Base Rate Loans), (y) in the case of clause (ii) above, the Borrowers shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any LIBOR Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrowers may (and in the case of a LIBOR Loan affected pursuant to Section 1.10(a)(iii), the Borrowers shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Notice of Revolving Loans, cancel said Loans by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowers were notified by a Lender pursuant to
Section 1.10(a)(ii) or (iii), or (ii) convert each such LIBOR Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If any Lender shall have determined that after the Closing Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            (d) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.06 or 4.04 is given by any Lender more than 180 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 2.06 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrowers.

            1.011 Compensation. The Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of (x) any other default by the Borrowers to repay LIBOR Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).


            1.012 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), or 3.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 1.10 or 3.04.

            1.013 Replacement of Lenders. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), or Section 3.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders, (y) if a Lender becomes a Defaulting Lender or a Disqualified Lender and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders, the Borrowers shall have the right, if no Default under Section 8.01 or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender or a Disqualified Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the MN Commitments, RC Commitment and outstanding Loans of, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
Section 3.01, and (ii) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

            1.014 Joint and Several. All Loans shall be incurred by the Borrowers on a joint and several basis, and obligations of the Borrowers hereunder to pay any moneys shall constitute the joint and several obligations of the Borrowers.

            2.    Fees; Commitments

            2.01 Fees. (a) The Borrowers will pay to the Administrative Agent a commitment fee (the "MN Commitment Fee") for the account of each MN Lender that is a Non-Defaulting Lender for the period from and including the Closing Date to, but not including, the Last Drawdown Date (or if earlier the date upon which the Total MN Commitment has been terminated), computed at a per annum rate equal to

0.50% multiplied by the average daily unutilized MN Commitment of such Lender. Such MN Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Last Drawdown Date (or if earlier the date upon which the Total MN Commitment is terminated).

(a) The Borrowers will pay to the Administrative Agent a commitment fee (the "RC Commitment Fee"), for the account of the RC Lender for the period from and including the Conversion Date to, but not including, the Final Maturity Date, computed at a per annum rate equal to 0.50% multiplied by the average daily unutilized RC Commitment. Such RC Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the RC Commitment is terminated.

            (b) The Borrowers will pay to the Administrative Agent for the pro rata account of the MN Lenders at such time a prepayment fee (the "Prepayment Fee") (x) on any prepayment of Construction Loans in an amount equal to 2% of the aggregate principal of Construction Loans so repaid and (y) on any prepayment of Term Loans prior to the second anniversary of the Conversion Date in an amount equal to 2% of the aggregate principal of Term Loans so repaid.

            (c) The Borrowers will pay to (x) each Agent on the Closing Date, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrowers and the Agents and (y) the Administrative Agent from time to time when and as due, for its own account, such other fees as agreed to between the Borrower and the Administrative Agent.

            (d)   All computations of Fees shall be made in accordance with
Section 11.07(b).

            2.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrowers shall have the right (x) at a time when it desires to concurrently prepay all of the outstanding Construction Loans pursuant to Section 3.01, to terminate in full the Total MN Commitment and (y) without premium or penalty, to terminate or partially reduce the unutilized RC Commitment, provided that any partial reduction of the RC Commitment pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

            2.03 Mandatory Adjustments of Commitments, etc. (a) The Total MN Commitment shall terminate in its entirety on the Expiration Date unless the Closing Date has occurred on or before such date.

            (a) The MN Commitment of each Lender shall be reduced on the date any prepayment of principal of Construction Loans of such Lender is made pursuant to Sections 3.02(A)(c), (d) or (f) in an amount equal to such repayment.

            (b) The MN Commitment of each Lender shall (i) be reduced on the Last Drawdown Date in an aggregate amount, if any, equal to the unutilized MN Commitment of such Lender on such date after giving effect to any incurrence of Construction Loans on such date and (ii) terminate in its entirety on the Conversion Date.

            (c) The RC Commitment shall terminate in its entirety on the Final Maturity Date.

            (d) The Total MN Commitment (if prior to the Conversion Date) and the RC Commitment (if on or after the Conversion Date) shall terminate on the date a Change of Control occurs.


            3.    Payments.

            3.01 Voluntary Prepayments. The Borrowers shall have the right to prepay (A) Construction Loans on any Business Day upon three Business Days' prior written notice to the Administrative Agent (which notice shall be promptly transmitted by the Administrative Agent to each of the Lenders) provided that all outstanding Construction Loans are repaid at such time, the Total MN Commitment is terminated effective at such time and the Prepayment Fee resulting from such prepayment as provided in Section 2.01(c) is paid and (B) Term Loans and/or Revolving Loans on the following terms and conditions: (i) the Borrowers shall give the Administrative Agent at the Payment Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of their intent to prepay the Loans, whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made (which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders);
(ii) each partial prepayment shall be in an aggregate principal amount of at least (x) $500,000, in the case of Revolving Loans and (y) $1,000,000, in the case of Term Loans, provided that no partial prepayment of LIBOR Loans shall reduce the aggregate principal amount of the Loans outstanding pursuant to a Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; (iv) each prepayment of Term Loans prior to the second anniversary of the Conversion Date shall be accompanied by the payment of the Prepayment Fee required by Section 2.01(c); and (v) each prepayment of Term Loans pursuant to this Section 3.01 shall reduce the remaining Scheduled Repayments of the Term Loans [on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment)].

            3.02  Mandatory Prepayments

            (A)   Requirements:

            (a) (i) If on any date the sum of the aggregate outstanding principal amount of Revolving Loans exceeds the RC Commitment as then in effect, the Borrowers shall repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess.

            (b) On each date set forth below, the Borrowers shall be required to repay the principal amount of Term Loans set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections
      4.01 and 4.02(B), a "Scheduled Repayment"):

                   Date                                 Amount
                   ----                                 ------
            March 31, 2000                            $5,000,000
            June 30, 2000                             $2,500,000
            September 30, 2000                        $2,500,000
            December 31, 2000                         $2,500,000
            March 31, 2001                            $2,500,000
            June 30, 2001                             $4,000,000
            September 30, 2001                        $4,000,000
            December 31, 2001                         $4,000,000
            March 31, 2002                            $4,000,000
            June 30, 2002                             $5,000,000
            September 30, 2002                        $5,000,000
            December 31, 2002                         $5,000,000
            March 31, 2003                            $5,000,000
            June 30, 2003                             $6,000,000
            September 30, 2003                        $6,000,000
            December 31, 2003                         $6,000,000
            Final Maturity Date                      $31,000,000

            (c) On the Business Day following the date of receipt thereof by any Credit Party of the Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Construction Loans or Term Loans, whichever may be then outstanding, provided that the Net Cash Proceeds from any Asset Sale shall not be required to be used to so repay

      Loans to the extent the Borrowers elect, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrowers may exercise a Reinvestment Election with respect to an Asset Sale if (x) no Event of Default exists and (y) the Borrowers deliver a Reinvestment Notice to the Administrative Agent on or prior to the Business Day following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

            (d) On the date following the date of receipt thereof by a Borrower, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of any sale or issuance of its equity or of any equity contribution (other than (x) equity issued as provided in Section 4.01(q) and (y) equity issued by the Partnership to Partners to the extent the proceeds thereof are utilized to complete the Project) shall be applied as a mandatory repayment of principal of the Construction Loans or Term Loans, whichever may be then outstanding.

            (e) On each date which is 90 days after the last day of each fiscal year of the Partnership (commencing with the fiscal year ended December 31, 1999), 75% of the first $15,000,000 of Excess Cash Flow for such fiscal year plus 25% of any Excess Cash Flow for such fiscal year in excess of $15,000,000 shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

            (f) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a mandatory repayment of principal amount of the Construction Loans or Term Loans, whichever may be then outstanding.

            (g) On the date which is 30 days after the Commencement Date, all amounts, if any, remaining on deposit in the Mortgage Notes Proceeds Account shall be applied as a mandatory repayment of principal of the then outstanding Term Loans (provided that if such deposited amount is less than $500,000 then such amount shall so be applied to repay principal of then outstanding Revolving Loans (without reducing the RC Commitments).

            (h) On the Interest Escrow Termination Date, all amounts then on deposit in the Interest Escrow Account shall be applied to repay principal of the then outstanding Term Loans.

            (i) All outstanding Revolving Loans shall be repaid in full on the earlier of (x) the date on which a Change of Control occurs and (y) Final Maturity Date.

            (j) All Construction Loans or Term Loans, whichever may be then outstanding, will be repaid in full on the date on which a Change of Control exists.

            (B)   Application:

            (k) Each mandatory repayment of Term Loans required to be made pursuant to Section 3.02(A)(c), (d), (e), (f), (g) and (h) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining Scheduled Repayments).

            (l) With respect to each prepayment of Loans required by Section 3.02, the Borrowers may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that (i) if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

            3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrowers to the Administrative Agent to make a payment from the funds in the Borrowers' account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            3.04 Net Payments. (a) All payments made by the Borrowers hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (or by any political subdivision or taxing authority thereof or therein) with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located (or any subdivision or taxing authority thereof or therein)) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located (or of any subdivision or taxing authority therein or thereof) and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (a) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 11.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each such Lender agrees that, from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this
Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes to the extent that such Lender has not provided to the Borrowers Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to any such Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) of the last sentence of this Section 3.04(b) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrowers agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

            4.    Conditions Precedent

            4.01 Conditions Precedent to Closing Date. This Agreement shall become effective on the date (the "Closing Date") on which all the following conditions have first been satisfied:

            (a) Effectiveness; Notes. On or prior to the Initial Borrowing Date, (i) this Agreement shall have been effective as provided in Section 11.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each MN Lender a First Mortgage Note executed by the Borrowers, in the amount, maturity and as otherwise provided herein.


            (b) Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received opinions, addressed to each Agent and each of the Lenders and dated the Closing Date, from (i) Lionel Sawyer & Collins, special counsel to the Borrowers, which opinion shall cover the matters set forth in Exhibit D-1 hereto, (ii) White & Case, special counsel to the Administrative Agent, which opinion shall cover the matters set forth in Exhibit D-2 hereto and
(iii) Schreck & Morris, special Nevada counsel to the Lenders, which opinion shall cover the matters set forth in Exhibit D-3 and, in each case, such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and all of which opinions shall be in form and substance satisfactory to the Administrative Agent.

            (c) Proceedings. (I) The Administrative Agent shall have received a certificate, dated the Closing Date, signed by an Authorized Officer of the General Partner in the form of Exhibit E with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, by-laws or equivalent organizational documents of each Borrower, (y) the resolutions or authorizations of each Borrower referred to in such certificate and all of the foregoing shall be satisfactory to the Administrative Agent and (z) a statement that all of the applicable conditions set forth in Sections 4.01(q) and 4.02 exist as of such date.

            (II) On the Closing Date, all corporate, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate and partnership proceedings and governmental approvals, if any, which the Administrative Agent may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            (d) Adverse Change, etc. Since December 15, 1997, nothing shall have occurred (and neither any Lender nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or is reasonably likely to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document, or on the ability of the Credit Parties to perform their obligations to the Lenders and the Administrative Agent.

            (e) Litigation. On the Closing Date, there shall be no actions, suits or proceedings pending or notified to the Borrowers in writing (a) with respect to this Agreement or any other Credit Document or (b) which the Administrative Agent or the Required Lenders shall reasonably determine has had, or is reasonably likely to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or on the ability of the Credit Parties to perform their obligations to the Lenders and the Administrative Agent.

            (f) Contracts; etc. On or prior to the Closing Date, there shall have been made available to the Administrative Agent true and correct copies of:

            (i) the Construction Contract, the CC Continuation Agreement, the HHC Agreements and the Completion Guaranty;

            (ii) all material architectural contracts (including the Architect Contract) and Plans and Specifications (which will only be made available to the Consultant) for the construction of the Project (which Plans and Specifications shall be prepared in accordance with industry standards by the Architect), as well as all material engineering and other analyses prepared and contracts not otherwise specified in this Section 4.01(f) (including maintenance, management, leasing and service contracts) entered into with respect thereto;

            (iii) a detailed budget for the development and construction of the Project (as the same may be amended in accordance with the terms hereof (the "Budget"), prepared by the Borrowers and satisfactory to the Administrative Agent setting forth on a line by line basis the total Project Costs anticipated to be incurred in connection with the completion of the Project (which shall not exceed $267.5 million);

            (iv) a commercially reasonable timetable for the completion of the Project (as the same may be amended in accordance with the terms hereof, the "Timetable"), which shall show, on a monthly basis, the anticipated progress of the work;

            (v)   the Regent License and Subordination Agreement;

            (vi) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of any Borrower or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of a Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

            (vii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of either Borrower;

            (viii) all agreements entered into by any Borrower governing the terms and relative rights of its capital stock or partnership interests;

            (ix)  any agreement with respect to the management of any Borrower;

            (x) any material employment agreements entered into by any Borrower;

            (xi) any tax sharing, tax allocation and other similar agreements entered into by any Borrower; and

            (xii) all other material contracts to which any Borrower is party;

all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Closing Date.

            (g) Consultant Certificate. The Administrative Agent shall have received a certificate dated the Closing Date and in form and substance satisfactory to the Administrative Agent from the Consultant to the effect that in its opinion (x) all construction permits necessary to construct the Project have been obtained or should be obtainable in due course and (y) the Project is reasonably capable of construction in accordance with the Budget, the Timetable and the Plans and Specifications, provided that, at the election of the Borrowers, this certificate will not have to be delivered on or prior to the Closing Date but may be delivered subsequent thereto provided that no transfer of funds from the Mortgage Notes Proceeds Account or the Subordinated Notes Proceeds Account to the Disbursement Account shall be made until and unless such certificate has been delivered to the Administrative Agent.

            (h) Environmental Reports. The Administrative Agent shall have received a "Phase I" environmental report with respect to the Project in form and substance satisfactory to, and prepared by a qualified independent expert satisfactory to, the Administrative Agent.

            (i) FIRREA Appraisal. The Administrative Agent shall have received an appraisal of the Project satisfying all the requirements of FIRREA and prepared by an independent qualified appraiser selected by the Administrative Agent that reflects to the Administrative Agent's satisfaction an as-built fair market value for the Project of not less than the total Project Costs specified in the Budget as in effect on the Closing Date, provided that, at the election of the Borrowers, this appraisal will not have to be delivered on or prior to the Closing Date but may be delivered subsequent thereto provided that no transfer of funds from the Mortgage Notes Proceeds Account to the Disbursement Account shall be made until and unless such certificate has been delivered to the Administrative Agent.

            (j) Fee Subordination. SCGC shall have authorized, executed and delivered an agreement subordinating the $3 million development fees owed it by the Partnership so that such fees will be reduced dollar for dollar to the extent the total Project Costs on the Commencement Date (including such fees) exceed $267.5 million (as the same may be modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subordinated Fees Agreement"), which shall be in form and substance satisfactory to the Administrative Agent.

            (k) Account Agreements. (I) The Borrowers, the Administrative Agent, the Subordinated Notes Trustee and First Security as Disbursement Agent shall have executed and delivered a disbursement agreement substantially in form of Exhibit F-1 (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Disbursement Agreement") establishing the conditions for the disbursement of funds to complete the Project.

            (II) The Borrowers, the Administrative Agent and First Security shall have executed and delivered a proceeds agreement substantially in the form of Exhibit F-2 (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Mortgage Notes Proceeds Agreement") establishing the account (the "Mortgage Notes Proceeds Account") into which the proceeds of all Construction Loans shall be deposited.

            (III) The Borrowers, the Administrative Agent and First Security shall have executed and delivered an escrow agreement substantially in the form of Exhibit F-3 (as modified, amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Interest Escrow Agreement"), and on the Closing Date the Borrowers shall have deposited in the Interest Escrow Account $12.4 million.

            (l) Subsidiary Guaranty. Each Subsidiary of the Partnership, if any, shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

            (m) Security Documents. (I) Each Credit Party shall have each duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

            (II) Each Credit Party shall have each duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

            (i) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been filed or delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

            (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

            (III) The Collateral Agent shall have received:

            (v) a fully executed original of a deed of trust in form and substance satisfactory to the Collateral Agent (as modified, supplemented or amended from time to time, the "Mortgage"), which Mortgage shall cover the Partnership's estates in all of the Project Property and which Mortgage promptly following the Effective Date shall be recorded in Clark County, Nevada to effectively create a valid and enforceable first priority mortgage Lien (subject only to Permitted Encumbrances) on the Project Property in favor of the Collateral Agent;

            (vi) a fully executed original of a collateral assignment of leases and rents in form and substance satisfactory to the Collateral Agent (as modified, supplemented or amended from time to time, the "Assignment of Leases and Rents"), which Assignment of Leases and Rents shall cover each of the Project Properties, and which Assignment of Leases and Rents shall be recorded in Clark County, Nevada to effectively create a valid and enforceable first priority lien (subject only to Permitted Encumbrances) on the Collateral described therein in favor of the Collateral Agent;

            (vii) a mortgagee title insurance policy (or binding commitment to issue such title insurance policy) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policy") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgage is a valid and enforceable first priority mortgage Lien on the Project Property, free and clear of all defects and encumbrances except Permitted Encumbrances, and the Mortgage Policy shall be in form and substance reasonably satisfactory to the Collateral Agent and (A) shall include an endorsement for future advances under this Agreement, the Notes and the Mortgage, and for such other matters that the Collateral

      Agent in its discretion may reasonably request, (B) shall not include an exception for mechanics' liens, and (C) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may reasonably request; and

            (viii) a survey in form and substance satisfactory to the Collateral Agent of the Project Property, dated a recent date and certified in a manner acceptable to the Collateral Agent by a licensed professional surveyor satisfactory to the Administrative Agent.

            (n) Insurance Policies. On the Closing Date, the Collateral Agent shall have received evidence of insurance complying with the requirements of
Section 6.03 for the business and properties of the Borrowers, in form and substance satisfactory to the Administrative Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

            (o) Consent Letter. On the Closing Date, the Administrative Agent shall have received a letter from CT Corporation System, substantially in the form of Exhibit J hereto, indicating its consent to its appointment by each Credit Party as its agent to receive service of process.

            (p) Fees. On the Closing Date, the Borrowers shall have paid to the Agents and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

            (q) Capitalization. (I) On or prior to the Closing Date, the Partners at such time shall have made permanent equity investments in the Partnership (including the amount on deposit on the Closing Date in the Partnership Funds Account) in cash of at least $67.5 million.

            (II) On the Closing Date, the Borrowers shall have issued the Subordinated Notes for gross cash proceeds of $100 million and shall have deposited the net cash proceeds of such issuance into the Subordinated Notes Proceeds Account.

            (III) On the Closing Date, the Borrowers shall have delivered to the Administrative Agent certified copies of the Partnership Funds Agreement, the Subordinated Notes Proceeds Agreement and the Subordinated Notes Documents, all of which shall be in full force and effect and in form and substance satisfactory to the Administrative Agent.

            4.02 Conditions Precedent to All Loans. The obligation of each Lender to make any Loans (including on the Closing Date) is subject, at the time of the making of such Loans, to the satisfaction of the following conditions:

            (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03 (accompanied by a Consultant's Confirmation in the case of the incurrence of Construction Loans).

            (b) No Default; Representations and Warranties. At the time of the making of such Loans and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

The acceptance of the benefits of each incurrence of Loans shall constitute a representation and warranty by the Borrowers to the Agents and each of the Lenders that all of the applicable conditions specified in Section 4.01 (in the case of Loans incurred on the Closing Date) and/or 4.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 4.01, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be satisfactory in form and substance to the Administrative Agent.

            5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make Loans hereunder, the Borrowers make the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

            5.01 Status. Each of the Credit Parties (I) is a duly organized and validly existing corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization (in the case of each corporate Credit Party) and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            5.02 Power and Authority. Each Credit Party has the power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.

Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or equivalent organizational documents of any Credit Party.

            5.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of either Borrower, threatened with respect to any Credit Party that are reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or on the ability of the Credit Parties to perform their obligations to them under the other Credit Documents.

            5.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Construction Loans shall be utilized to finance Project Costs.

            (a) The proceeds of all Revolving Loans may be used for the working capital purposes of the Borrowers.

            (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            5.06 Governmental Approvals. Except for filings and recordings in connection with the Security Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof (including, without limitation, any Gaming Authority), is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

            5.07 Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            5.08 Project Documents. Each Project Document is in full force and effect and no material breach has occurred and is continuing under any thereof.

            5.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Credit Parties in writing to the Agents for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the Borrowers which would have a Material Adverse Effect and which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            5.010 Financial Statements. (a) (i) The audited balance sheet of each Borrower at December 31, 1996 and the related statements of operations, partnership interests, shareholder equity and cash flows, which were examined and reported on by Ernst & Young LLP, (ii) the unaudited balance sheet of each Borrower and the related statements of operations, partnership interests, shareholder equity and cash flows as of September 30, 1997, certified by the chief financial officer of the Borrower and (iii) the audited consolidated statements of financial position of SCGC at December 31, 1996 and the related consolidated statements of operations, shareholders equity and cash flows for the fiscal year then ended, which were examined and reported on by Ernst & Young LLP, copies of all of which have heretofore been furnished to each Lender, present fairly in all material respects the financial position of each Borrower or SCGC, as the case may be, at the dates of said statements and, in the case of the

SCGC statements the results for the periods covered thereby, in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the September 30, 1997 financial statements, subject to normal and recurring year-end audit adjustment. All such financial statements have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1996 that has had or is reasonably likely to have a Material Adverse Effect.

            (a) Except as reflected in the financial statements and the notes thereto described in Section 5.10(a) or fully disclosed in the Offering Memorandum, there were as of the Closing Date no liabilities or obligations with respect to either Borrower of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrowers taken as a whole, except as incurred in the ordinary course of business consistent with past practices subsequent to December 31, 1996, and as incurred hereunder and under the Subordinated Notes on such date.

            (b) On and as of the Closing Date, (i) the forecasted financial information set forth in the Offering Memorandum (the "Financial Projections") were prepared based upon the assumptions concerning various industry trends described therein for the periods presented and (ii) the Financial Projections were based on good faith and reasonable assumptions and estimates; provided that no assurance can be given that the projected results will be realized or with respect to the ability of the Partnership to achieve the projected results, and while the Financial Projections are necessarily presented with numerical specificity, the actual results achieved during the periods presented in all likelihood will differ from the projected results and such differences may be material.

            (c) On and as of the Closing Date, the Budget, the Timetable, and the Plans and Specifications were based on commercially reasonable assumptions and estimates.

            (d) The Budget, the Timetable and the Plans and Specifications are realistic and the Borrowers reasonably expect that the same can be adhered to in achieving the Commencement Date on or before the Completion Deadline.

            5.011 Security Interests. On and after the Closing Date and after giving effect to the filings described in the following sentence, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens relating thereto), in favor of the Collateral Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement and any Account Agreement) which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery thereof.

            5.012 Representations and Warranties in Project Documents. All representations and warranties of the Borrowers set forth in the Project Documents, and to the knowledge of the Borrowers all representations and warranties of all other parties set forth in the Project Documents, were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date.

            5.013 Tax Returns and Payments. Each Credit Party (other than the Partnership which at all times has been a partnership for all income tax purposes) has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrowers in accordance with generally accepted accounting principles. Each Credit Party has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of such Credit Party) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date except such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            5.014 Compliance with ERISA. No Credit Party nor any ERISA Affiliate maintains, contributes to or is required to contribute to any Multiemployer Plan. Except to the extent that all events and obligations described in the following sentence of this Section 5.14 would not in the aggregate have a Material Adverse Effect, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; no Credit Party nor any ERISA Affiliate has incurred or reasonably expects to incur, and to the Borrowers' knowledge, no condition exists which presents a material risk to any Credit Party or any ERISA Affiliate of incurring, any liability, nor has a Lien been imposed against the assets of any Credit Party or any ERISA Affiliate, on account of a Plan or Multiemployer Plan under the Code or ERISA; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received, or will in due course receive, a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan has an Unfunded Current Liability; no Plan which is subject to

Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to the Title IV of ERISA; no action, suit, proceeding, hearing or audit or, to the knowledge of either Borrower, no investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or to the knowledge of either Borrower is, expected or threatened. No Credit Party maintains or contributes to (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) the obligations with respect to which a consequence of any termination or other extraordinary event (other than benefits in the ordinary course) is reasonably likely to have a Material Adverse Effect or (ii) any Plan, the obligations with respect to which are reasonably likely to have a Material Adverse Effect.

            5.015 Subsidiaries. On and as of the Closing Date neither Borrower has any Subsidiary.

            5.016 Intellectual Property. The Credit Parties have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses (other than Gaming Licenses) and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted and as proposed to be conducted.

            5.017 Environmental Matters. (a) Each Credit Party is in compliance with all applicable Environmental Laws governing its business the failure to comply with which is reasonably likely to have a Material Adverse Effect, and no Credit Party is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing which is reasonably likely to have a Material Adverse Effect. All licenses, permits, registrations or approvals required to operate the Project under any Environmental Law shall have been secured prior to when required, and the Credit Parties are in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure which or to comply with which is not reasonably likely to have a Material Adverse Effect. No Credit Party is in any respect in noncompliance with, breach of or default under any applicable writ, order judgment, injunction, or decree to which such Credit Party is a party or which would affect the ability of such Credit Party to operate any Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not reasonably likely to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of the Borrowers, threatened, which are reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property at any time owned or operated by any Credit Party or, to the knowledge of the Borrowers, on any property adjacent to any such Real Property that could reasonably be expected
(i) to form the basis of a material Environmental Claim against any Credit Party or any currently owned or operated Real Property of any Credit Party, or (ii) to cause such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

            (a) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by a Credit Party or (ii) released on or from any Real Property, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

            5.018 Properties. Each Credit Party has good and marketable fee title to, or a validly subsisting leasehold interest in, all properties owned or leased by it, including all Real Property reflected in the balance sheets referred to in Section 5.10(b), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or (ii) otherwise permitted by Section 7.03. Annex V contains a true and complete list of each Real Property owned or leased by the Borrowers as of the Closing Date and the type of interest therein held by the Borrowers.

            5.019 Labor Relations. No Credit Party is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or threatened against any Credit Party and (iii) no union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

            5.020 Compliance with Statutes, etc. (a) Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by and all applicable Permits issued by, all governmental bodies, in respect of the conduct of its business, the ownership of its property and the construction and operation of the Project, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

            (a) All necessary governmental and third party approvals and Permits (other than approvals and Permits as are immaterial to the construction or operation of the Project) required to be obtained by the date upon which this representation is being made or deemed made in connection with the ownership, lease, construction and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Credit Documents have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Agreement and the Project Documents. Additionally, there does not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified (i) challenging the legality, validity or enforceability of any such Permit or the legality or validity of the process pursuant to which such Permit was issued or (ii) prohibiting or imposing materially adverse conditions.

            5.021 Access; Utilities. (a) All roads necessary for the construction of the Project exist and all roads necessary for the operation of the Project either exist or will exist prior to the commencement date of such operations.

            (a) All utilities services and facilities necessary for the construction of the Project (including, without limitation, water supply, storm and sanitary sewer facilities, gas, electrical and telephone facilities) will be available without impediment or delay when required and all utility services necessary for the operation of the Project will be available at or within the boundaries thereof when needed.

            (b) The Partnership possesses (or will possess when necessary with respect to each phase of the Project) all rights and interests in property (including, without limitation, all rights of ingress and egress) and all material rights or contracts necessary for the construction, installation, completion, operation and maintenance of the Project as contemplated by this Agreement and the Project Documents.

            6. Affirmative Covenants. The Borrowers hereby covenant and agree that for so long as this Agreement is in effect and until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            6.01 Information Covenants. The Borrowers will furnish to the Administrative Agent and each Lender:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Partnership, the consolidated balance sheet of the Partnership, as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, examined by Ernst & Young LLP or such other independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Partnership or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Partnership and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each fiscal quarter in each fiscal year, the consolidated balance sheet of the Partnership and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, retained earnings and cash flow for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, and in each case setting forth comparative figures for the corresponding periods in the prior fiscal year and in the budget delivered in respect of the current fiscal year, all of which shall be certified by the chief financial officer or controller of the Partnership, subject to changes resulting from audit and normal yearend audit adjustments.

            (c) Monthly Reports. As soon as practicable, and in any event within 45 days, after the end of each month the consolidated balance sheet of the Partnership and its Subsidiaries, as at the end of such month, and the related consolidated statements of income and cash flow for such month and for the elapsed portion of the fiscal year ended with the last day of such month, setting forth comparative figures for the corresponding periods in the prior fiscal year and in the budget delivered in respect of the current fiscal year, all of which shall be certified by the chief financial officer or controller of the Partnership subject to changes resulting from audit and normal year-end audit adjustments.

            (d) Budgets; etc. Not more than 30 days after the commencement of each fiscal year, a consolidated budget of the Project in reasonable detail for such fiscal year. In addition, there shall be delivered, together with each delivery of financial information pursuant to clause (c) above prior to the Commencement Date, an update to the Budget giving effect to Project Costs actually incurred.

            (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a), (b) and (c), a certificate of the General Partner to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate (x) in the case of the certificate delivered pursuant to Sections 6.01(a) and (b), shall set forth the calculations required to establish whether the Borrowers were in compliance with the provisions of Sections 7.11 through 7.13, as at the end of such fiscal year or quarter, as the case may be, and shall set forth the Leverage Ratio as of the end of such year or quarter, and (y) in the case of the certificate delivered pursuant to Section 6.01(a) for each fiscal year commencing with the fiscal year ending December 31, 1999, shall set forth the amount of the Excess Cash Flow for the fiscal year then ended.

            (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any officer of either Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes, or is reasonably likely to become, a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto and (y) the commencement of or any materially adverse development in any litigation or governmental proceeding pending against any Credit Party which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations hereunder or under any other Credit Document.

            (g) Management Letters, etc. As soon as available and in any event within 120 days after the end of each fiscal year, a copy of each "management letter" and internal control or similar memoranda submitted to the Partnership by its independent accountants in connection with the annual audit made by it of the books of the Partnership.

            (h) Environmental Matters. Promptly after obtaining knowledge of any of the following (but only to the extent that any of the following is reasonably likely to (x) have a Material Adverse Effect, either individually or in the aggregate, or (y) result in a remedial cost to the Credit Parties in excess of $500,000, written notice of:

            (i) any pending or threatened in writing Environmental Claim against any Credit Party or any Real Property owned or operated by any Credit Party;

            (ii) any condition or occurrence on any Real Property owned or operated by any Credit Party that (x) results in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any such Real Property;

            (iii) any condition or occurrence on any Real Property owned or operated by any Credit Party that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by any Credit Party of its interest in such Real Property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by any Credit Party.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Credit Parties' response or proposed response thereto. In addition, the Borrowers agree to provide the Lenders with copies of all material communications by any Credit Party with any Person, government or governmental agency relating to any of the matters set forth in clauses (I)-(iv) above, and such detailed reports, if any, relating to any of the matters set forth in clauses (I)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.


            (i) Other Information. Promptly upon transmission thereof, (i) copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by any Credit Party,
(ii) copies of all financial statements, proxy statements, notices and reports as any Credit Party shall send generally to analysts and the holders of the Subordinated Notes in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time. In addition, the Partnership will provide to the Consultant all material notices, reports and requests it receives under the Construction Contract.

            6.02 Books, Records and Inspections. (a) The Borrowers will, and will cause the other Credit Parties to, permit, upon reasonable notice to the General Partner specifying that the provisions of this Section 6.02 are being exercised, officers and designated representatives of the Administrative Agent or the Required Lenders to (at the Borrowers' expense) visit and inspect any of the properties or assets of the Credit Parties in whomsoever's possession, and to examine (and at the Borrowers' expense copy extracts from) the books of account of the Credit Parties and discuss the affairs, finances and accounts of the Credit Parties with, and be advised as to the same by, its and their officers and independent accountants (the Borrowers hereby authorizing such accountants to comply with the foregoing), all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire, it being understood and agreed that so long as no Event of Default is then in existence, only one representative of each Lender shall be permitted to participate at the Borrowers' expense in any such visitation, inspection and/or examination pursuant to this clause (a).

            (a) The Borrowers shall cooperate (and shall use their best efforts to cause the General Manager to cooperate) with the Administrative Agent in arranging for inspections from time to time by the Administrative Agent or any representative of the Administrative Agent of the progress of construction of the Project. In the course of such inspections, each of the Administrative Agent and any representatives of the Administrative Agent shall be entitled to inspect the Project Property, including, without limitation, (i) the Improvements, (ii) all materials to be used in the construction of the Improvements, (iii) all plans and shop drawings which are or may be kept at the construction site, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements whether or not kept at the construction site, (v) all work done, labor performed, materials furnished in and about the Project Property, (vi) all books, contracts and records of the Borrowers' agents and other entities as may be contractually bound to the Borrowers to provide such records with respect to the construction of the Improvements whether or not kept at the construction site, and (vii) any other documents relating to the construction of the Improvements whether or not kept at the construction site. In addition to the foregoing, the Borrowers shall use reasonable efforts to insure that representatives of the Administrative Agent shall be entitled to inspect (i) all books, contracts and records of the General Manager and the Borrowers with respect to the Project (whether or not re-lated to the construction thereof) and (ii) any other document of the General Manager and the Borrowers relating to the Improvements whether or not re-lated to the construction thereof and whether or not kept at the construction site. The Borrowers will cooperate and instruct the General Manager and all material subcontractors to cooperate with the Administrative Agent and any representatives of the Administrative Agent so that they may perform their respective responsibilities hereunder and to comply with the Administrative Agent's requirements.

            6.03 Insurance. (a) The Borrowers will, and cause the other Credit Parties to, (i) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice including physical damage insurance on all real and personal property on an all risk basis (including the perils of flood and earthquake), covering the repair and replacement costs of all such property and consequential loss coverage for business interruption and extra expense and (ii) furnish to each Lender, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrowers will at all times cause insurance of the types described in Annex VII to be maintained (with the same scope of coverage as that described in Annex
VII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Annex VII under the column headed "Minimum Amount Required to be Maintained".

            (a) All policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to insurance (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Lenders, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of any Credit Party, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

            (b) If the Borrowers shall fail to maintain all insurance in accordance with this Section 6.03, or shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers jointly and severally agree to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

            6.04 Payment of Taxes. The Borrowers will pay and discharge, and will cause each other Credit Party to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Credit Parties, provided that no Credit Party shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if (x) it has maintained adequate reserves (in the good faith judgment of the General Partner) with respect thereto in accordance with GAAP and (y) if in respect of any Real Property, such Real Property is not subject to forfeiture as a result thereof.

            6.05 Corporate Franchises. The Borrowers will do, and will cause each other Credit Party to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights, franchises and authority, provided that any transaction permitted by Section
7.02 will not constitute a breach of this Section 6.05.

            6.06 Compliance with Statutes, etc. The Borrowers will, and will cause each other Credit Party to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign (including, without limitation, all Gaming Authorities), in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

            6.07 Good Repair. The Borrowers will, and will cause each other Credit Party to, ensure that their properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            6.08 End of Fiscal Years; Fiscal Quarters. The Borrowers will, for financial reporting purposes, cause (i) each of their, and each Subsidiary's, fiscal years to end on December 31 of each year and (ii) each of their, and each Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            6.09 Additional Security; Further Assurances. (a) The Borrowers will, and will cause each other Credit Party to, grant to the Collateral Agent security interests and mortgages in material properties acquired by any of them after the Closing Date that are not subject to the Security Documents at the time in effect as may be requested from time to time by the Administrative Agent (collectively, the "Additional Mortgages"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 7.03. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (a) The Borrowers will, and will cause each other Credit Party to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Administrative Agent to assure itself that this Section 6.09 has been complied with.

            (b)   The Borrowers agree that each action required above by this
Section 6.09 shall be completed as soon as possible, but in no event later than 30 days after such action is requested to be taken by the Administrative Agent or the Collateral Agent, provided that in no event shall the Borrowers be required to take any action, other than using their reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to their compliance with this Section 6.09.

            6.010 ERISA. As soon as possible and, in any event, within fifteen days after the chief financial officer or chief executive officer of the General Partner knows or has reason to know of the occurrence of any of the following events (but in each case, only to the extent that it is reasonably likely that the liability of the Credit Parties attributable to such event will be at least $500,000), the Borrowers will deliver to each of the Lenders a certificate of the Borrowers setting forth in reasonable detail as to such occurrence and the action, if any, that the Credit Parties or ERISA Affiliates are required or propose to take, together with any notices required or proposed to be given to or filed with or by any Credit Party, ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant, the Plan or the Multiemployer Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made by any Credit Party or any ERISA Affiliate with respect to a Plan or Multiemployer Plan that is subject to the funding requirements of
Section 412 of the Code or Section 302 of ERISA has not been timely made; that a Plan or Multiemployer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; or that some action has been taken or proceedings have been instituted which would be reasonably likely to cause any such termination, reorganization, partition or declaration or result in the filing of any such application; that a Plan has an Unfunded Current Liability; that proceedings may reasonably be expected to be or have been instituted to appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that any Credit Party or any ERISA Affiliate will or may reasonably be expected to incur any liability to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that any Credit Party has incurred or is reasonably likely to incur any liability as a consequence of any termination or other extraordinary event (other than benefits in the ordinary course) in connection with any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or Multiemployer Plan. Upon the request of the Administrative Agent, the Borrowers will deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) most recently required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any material notices received by any Credit Party, or any ERISA Affiliate (i) from any government agency with respect to any Plan or (ii) received from any government agency or Plan administrator or sponsor or trustee with respect to any Multiemployer Plan shall be delivered to the Lenders as soon as practicable, but in no event later than 20 days, after such request is received.

            6.011 Compliance with Environmental Laws. (i) The Borrowers will comply, and will cause each other Credit Party to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by any Credit Party, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) no Credit Party will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by any Credit Party, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If required to do so under any applicable directive or order of any governmental agency, the Borrowers agree to undertake, and cause each other Credit Party to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by any Credit Party in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Credit Parties are contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

            6.012 Construction of Improvements, etc. (a) The Borrowers will cause the Commencement Date to occur on or before the Completion Deadline and will meet any earlier construction deadlines contained in any of the Permits and, in connection therewith will cause the construction and equipping of the Improvements to be prosecuted with diligence and continuity in substantial accordance with the Budget, Timetable and the Plans and Specifications.

            (a) The Borrowers will only amend the Plans and Specifications to the extent such amendment is commercially reasonable and does not materially affect the design, structure, size or quality of the Improvements. The Borrowers will submit to the Administrative Agent any such amendment in writing and identify therein with particularity the proposed amendment to the Plans and Specifications, together with a certificate of an Authorized Officer of the General Partner that (i) such amendment is commercially reasonable and does not materially affect the design, structure, size or quality of the Improvements, and (ii) immediately following such amendment (x) the Plans and Specifications will continue to provide for construction of Improvements which are substantially consistent with the Budget and Timetable, and (y) the Plans and Specifications will continue to call for construction which will permit the Commencement Date to occur on or prior to the Completion Deadline. To the extent any amendment to the Plans and Specifications is not commercially reasonable or materially affects the design, structure, size or quality of the Improvements, the

Borrowers shall obtain the prior written consent of the Required Lenders before proceeding with such amendment.

            (b) The Borrowers will only amend the Budget for the purposes of increasing or decreasing, to the extent such amendment is commercially reasonable, the amounts allocated for Line Items or adding or deleting Line Items. The Borrowers will submit to the Administrative Agent any such amendment in writing and identify therein with particularity the Line Item(s) to be increased, decreased, added or deleted and the amounts of the Line Item(s) as changed, together with a certification of an Authorized Officer of the General Partner that (i) the change identified in such amendment is commercially reasonable and (ii) immediately following such amendment (x) the Budget will continue to provide for construction of Improvements which are substantially consistent with the Timetable and the Plans and Specifications and which will permit the Commencement Date to occur on or prior to the Completion Deadline, and (y) the remaining Project Costs to achieve the Commencement Date on or prior to the Completion Deadline will not exceed, when added to all expended Project Costs, $267.5 million plus any additional cash equity theretofore contributed to the Partnership by the Partners after the Closing Date for construction purposes.

            (c) The Borrowers will only amend the Timetable to the extent such amendment is commercially reasonable. The Borrowers will submit to the Administrative Agent such amendment in writing and identify with particularity therein the dates and times to be changed, together with a certificate of an Authorized Officer of the General Partner that (i) the change identified in such amendment is commercially reasonable, and (ii) immediately following such amendment the Timetable will continue to provide for a schedule and manner of construction which is substantially consistent with the Budget and the Plans and Specifications and which will permit the Commencement Date to occur on or prior to the Completion Deadline.

            (d) The Borrowers will within 60 days following the Closing Date enter into a Construction Manager Agreement reasonably satisfactory to the Administrative Agent provided that the Borrowers' obligations under this Section 6.12(e) may be waived by the Administrative Agent for good reason.

            7. Negative Covenants. The Borrowers hereby covenant and agree that for so long as this Agreement is in effect and until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            7.01 Changes in Business. (a) The Partnership will not, and will not permit any of its Subsidiaries, to engage in any business other than (x) prior to the Commencement Date, the construction and development of the Project and (y) on and after the Commencement Date, the ownership and operation of the Project and the related activities described in the Offering Memorandum.

            (a) The General Partner will engage in no business or activity other than in its capacity as general partner of the Partnership in connection with the business of the Partnership permitted by clause (a) above.

            7.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrowers will not, and will not permit any other Credit Party to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (other than obsolete equipment or excess equipment in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (a) any Subsidiary Guarantor may be merged or consolidated with or into, or be liquidated into, the Partnership (so long as the Partnership is the surviving entity) or another Subsidiary Guarantor, or all or any part of the business, properties and assets of a Subsidiary Guarantor may be conveyed, leased, sold or transferred to the Partnership or any Subsidiary Guarantor;

            (b) Project Costs may be incurred in connection with the construction of the Project provided that the same are provided for in the Budget;

            (c) after the Commencement Date, Consolidated Capital Expenditures will be permitted to the extent within the limitations set forth in
      Section 7.05 hereof;

            (d) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 7.06;

            (e) the Partnership may lease (as lessee) personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 7.04(d));

            (f) licenses or sublicenses by the Partnership of intellectual property in the ordinary course of business, provided that such licenses or sublicenses shall not interfere with the business of the Credit Parties;

            (g) to the extent it has not done so prior to the Closing Date, the Partnership may transfer its rights under the HHC Option Agreement to SCGC for nominal consideration to the extent otherwise permitted to do so by the terms thereof;

            (h) the Partnership may transfer its rights under the HHC Agreements of first offer on four future resort casino sites in the Summerlin community to a limited partnership or limited liability company at least 85% controlled by SCGC (directly or indirectly) for an arms length (as determined in good faith by the Board of Directors of the General Partner) minority limited partnership or member interest therein provided that such transferee remains so owned and does not further transfer any of the rights it obtains from the Partnership;

            (i) the Partnership may enter into leases as lessor of restaurant and other concessionary space at the Project in accordance with customary commercial practice and on commercially reasonable terms; and

            (j) other sales or dispositions of assets provided that (v) no Event of Default is then in existence, (w) the aggregate fair market value for all properties the subject of such sales and dispositions shall not exceed $1,000,000 in any fiscal year of the Partnership, (x) the consideration for each such sale shall be in an amount in cash at least equal to the fair market value thereof, (y) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 3.02(A)(c) and (z) the sale or disposition of the capital stock of any Subsidiary of the Partnership shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary.

            7.03 Liens. The Borrowers will not, and will not permit any other Credit Party to, create, incur, assume or suffer to exist any Lien upon or with respect to any property, revenues or assets of any kind (real or personal, tangible or intangible) of any Credit Party whether now owned or hereafter acquired, except:

            (a) Liens securing payment of the Obligations granted pursuant to any Credit Document;

            (b) Liens on equipment securing Indebtedness incurred to finance the purchase of such equipment and/or to refinance such equipment, in each case to the extent such Indebtedness is permitted by Section 7.04(d);

            (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits (excluding any Liens under ERISA), or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

            (g) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrowers or their Subsidiaries;

            (h) Liens arising out of leases or subleases granted by the Partnership as permitted by Section 7.02(i) or otherwise in the ordinary course of business of the Partnership; and

            (i) Liens on the amounts deposited in the Subordinated Notes Proceeds Account securing the Subordinated Notes, which Liens shall terminate in respect of any amount transferred from such account to the Disbursement Account at the time of any such transfer.

            7.04 Indebtedness. The Borrowers will not, and will not permit any other Credit Party to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Partnership and/or (ii) the Partnership to any Subsidiary Guarantor;

            (c) Indebtedness (x) of the Borrowers evidenced by the Subordinated Notes, in an aggregate principal amount at any time outstanding not to exceed

      $100,000,000 plus the principal amount of Subordinated Notes issued to satisfy interest due on the Subordinated Notes and (y) of the Subsidiary Guarantors evidenced by the Subordinated Guaranties;

            (d) Capitalized Lease Obligations of the Partnership and other Indebtedness secured by Liens permitted by Section 7.03(b), provided that the aggregate Indebtedness permitted by this clause (d) shall not exceed $15,000,000 at any time outstanding;

            (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding all Indebtedness incurred through the borrowing of money and all Contingent Obligations); and

            (f) additional unsecured Indebtedness of the Partnership not exceeding $5,000,000 at any time outstanding.

            7.05 Capital Expenditures. On and after all Project Costs have been expended, the Borrowers will not, and will not permit any other Credit Party to, incur Consolidated Capital Expenditures provided that the Partnership may make Consolidated Capital Expenditures of up to $8,000,000 in its fiscal year ending December 31, 1999, $10 million in its next fiscal year and $12 million in each subsequent fiscal year.

            7.06 Advances, Investments and Loans. The Borrowers will not, and will not permit any other Credit Party to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

            (a)   each Credit Party may invest in cash and Cash Equivalents;

            (b) the Partnership and any Subsidiary may provide casino credit at the Casino Property not exceeding $10,000,000 at any time outstanding and/or acquire and hold accounts, chattel paper (as defined in the UCC) and note receivables owing to them, in each case, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (c) the intercompany Indebtedness described in Section 7.04(b) shall be permitted;

            (d) the Borrowers and each Subsidiary Guarantor may acquire and own investments (including stock, securities and/or debt obligations) received in settlement of debts created in the ordinary course of business or in satisfaction of judgments;

            (e) the Partnership may make capital contributions of cash, Cash Equivalents and other assets in Subsidiary Guarantors and the General Partner may make capital contributions of any such type in the Partnership; and;

            (f) loans and advances to officers, directors and employees so long as the aggregate principal of all such loans and advances does not exceed $750,000 at any time outstanding.

            7.07 Creation of Subsidiaries. The Borrowers will not, and will not permit any other Credit Party to, create or acquire any other Subsidiary other than a direct Wholly-Owned Subsidiary of the Partnership that is not a Gaming Company and that executes a counterpart of the Subsidiary Guaranty, Pledge Agreement and Security Agreement. Each new Subsidiary Guarantor created as permitted by this Section 7.07 shall execute and deliver, or cause to be executed, all other relevant documentation of the type described in Section 4 as such new Subsidiary Guarantor would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

            7.08 Prepayments of Indebtedness, etc. The Borrowers will not, and will not permit any other Credit Party to:

            (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due or paying interest in cash when interest may be satisfied by issuance of additional Subordinated Notes) or exchange of the Subordinated Notes;

            (b) amend or modify, or permit the amendment or modification of, any provisions of any Subordinated Note Documents; and/or

            (c) amend, modify or change in any manner adverse to the interests of the Lenders the certificate of incorporation (including, without limitation, by the filing of any certificate of designation), bylaws or equivalent organizational document of any Credit Party or any agreement entered into by a Borrower with respect to its capital stock or partnership interests, or (except as otherwise specifically permitted by this Agreement and with change orders not in excess of $100,000 under the Construction Contract to be permitted) any Project Document or enter into any new agreement in any manner adverse to the interests of the Lenders with respect to the capital stock or partnership interests of either Borrower.

            7.09 Dividends, etc. (a) The Borrowers will not, and will not permit any other Credit Party to, declare or pay any dividends or distributions (other than dividends or distributions payable solely in capital stock or partnership interests of such Person) or return any capital to, its stockholders or partners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders or partners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or partnership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or partnership interests), or set aside any funds for any of the foregoing purposes, or permit any other Credit Party to purchase or otherwise acquire for consideration any shares of any class of the capital stock or partnership interests of a Borrower, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

            (i) any Subsidiary of the Partnership may pay dividends to the Partnership;

            (ii) Summerlin, Inc. may pay dividends with the proceeds of the management fees it is paid by the Partnership as permitted by Section 7.10
      (viii); and

            (iii) if no Event of Default exists, the Partnership may make distributions to the Partners as Tax Allowance Amounts which are paid in cash and made as distributions to all Partners.


            (b) The Borrowers will not, and will not permit any other Credit Party to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Partnership, (b) make loans or advances to the Partnership or (c) transfer any of its properties or assets to the Partnership or (B) the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations or (C) the ability of any Credit Party to amend any Credit Document, other than prohibitions or restrictions existing under or by reason of (i) this Agreement, the other Credit Documents and the Subordinated Note Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such

Subsidiary, so long as such sale or disposition is permitted under this Agreement; and (v) Liens permitted under Section 7.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

            7.010 Transactions with Affiliates. The Borrowers will not, and will not permit any other Credit Party to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its other Affiliates unless such arrangement or contract is on fair and reasonable terms, is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Credit Party with a Person which is not one of its Affiliates and, if the amount of the proposed transaction involves more than $1,000,000 is approved by a majority of the independent directors of the General Partner, if any, provided that the following shall be permitted: (i) Dividends permitted by
Section 7.09; (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the General Partner, (iii) the loans or advances to employees permitted by
Section 7.06(f); (iv) any transaction between Subsidiary Guarantors; (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Partnership and its Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Closing Date which are (x) described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Partnership and its Subsidiaries taken as whole; (vii) employment, non-competition or confidentiality agreements entered into by the Partnership or any of its Subsidiaries with its employees in the ordinary course of business,
(viii) so long as no Default or Event of Default exists, any payment of the management fee to the General Partner in an amount not to exceed 3% of net revenues ("Net Revenue Fee") plus 6% of consolidated net income before interest, taxes, depreciation, amortization and management fees (net of the Net Revenue
Fee), (ix) the issuance of partnership interests in the Partnership, (x) payments to SCRI for amounts allocated by SCRI to the Partnership for compensation (whether deferred or current) of SCRI employees providing services to the Partnership and related expenses; and (xi) the payment of the development fee owing to SCGC on the Commencement Date and after giving effect to the Subordinated Fees Agreement.

            7.011 Interest Coverage Ratio. The Borrowers will not permit the ratio of (i) Adjusted EBITDA to (ii) Consolidated Cash Interest Expense for any Test Period ending at the end of any fiscal quarter of the Partnership set forth below, to be less than the ratio set forth opposite such fiscal quarter:

               Fiscal Quarter                                         Ratio
               --------------                                         -----

               June 30, 1999 through
               December 31, 2000                                      2.00:1.0
               March 31, 2001 through
               December 31, 2001                                      2.25:1.0
               Thereafter                                             2.50:1.0

            7.012 Leverage Ratio. The Borrowers will not permit the Leverage Ratio to exceed, as of the end of any fiscal quarter of the Partnership set forth below, the ratio set forth opposite such fiscal quarter:

               Fiscal Quarter                                         Ratio

               June 30, 1999                                          6.00:1.0
               September 30, 1999                                     6.00:1.0
               December 31, 1999                                      5.75:1.0
               March 31, 2000                                         5.75:1.0
               June 30, 2000                                          5.75:1.0
               September 30, 2000                                     5.50:1.0
               December 31, 2000                                      5.50:1.0
               March 31, 2001                                         5.25:1.0
               June 30, 2001                                          5.00:1.0
               September 30, 2001                                     4.75:1.0
               December 31, 2001                                      4.50:1.0
               Thereafter                                             4.25:1.0

            7.013 Fixed Charge Coverage Ratio. The Borrowers will not permit the ratio of (i) Consolidated EBITDA less Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges for any Test Period to be less than the 1.10:1.0.

            7.014 Limitation on Issuance of Stock. The Partnership will not permit any of its Subsidiaries, directly or indirectly, to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except, to the extent permitted by Section 7.06, or to qualify directors if required by applicable law.

            8. Events of Default Upon the occurrence of any of the following specified events (each, an "Event of Default"):

            8.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            8.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered, or required to be delivered, by it pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            8.03 Covenants. (a) The Borrowers shall default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.09 or 7, or (b) any Credit Party default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders;

            8.04 Default Under Other Agreements. (a) Any Credit Party shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of a Credit Party shall be declared to be due and payable, provided that it shall not constitute an Event of Default pursuant to this Section 8.04 unless the aggregate principal amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $1,000,000 at any one time; or

            8.05 Bankruptcy, etc. Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party; or any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to or any Credit Party; or there is commenced against any Credit Party any such proceeding which remains undismissed for a period of 60 days; or any Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; any Credit Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party for the purpose of effecting any of the foregoing; or

            8.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by any Credit Party, or an ERISA Affiliate with respect to a Plan or Multiemployer Plan that is subject to the funding requirements of
Section 412 of the Code or Section 302 of ERISA has not been timely made, any Credit Party or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or any Credit Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Multiemployer Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, could reasonably be expected to have, a Material Adverse Effect; or

            8.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens or any of the material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent (including as a result of the applicable Gaming Authorities failing to approve same in connection with the issuance to the Partnership of a Gaming License), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document; or

            8.08 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty; or

            8.09 Judgments. One or more judgments or decrees shall be entered against any Credit Party involving a liability of $2,000,000 or more in the aggregate for all such judgments and decrees for the Credit Parties (not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            8.010 Project Documents. There shall occur and be continuing (i) a default or an event of default by any Credit Party under any of the Project Documents or (ii) any event or condition which could, either immediately or with the giving of notice or lapse of time or both, enable any party to any Project Document other than the Credit Parties to terminate or suspend its obligations under such Project Document or (iii) a breach by any Credit Party of any term, covenant or agreement contained in any Project Document or if, in any such case, in the determination of the Required Lenders, such default, event of default, event, condition or breach could reasonably be expected to have a Material Adverse Effect on the completion of the Project, and remains uncured for 30 days after the occurrence thereof; or

            8.011 Gaming Authority. Any Gaming Authority having jurisdiction over Project shall, after granting a Gaming License, revoke, not renew or suspend same for more than 60 days (provided that action shall have been commenced by the Partnership to cause any such action to be rescinded within 15 days of the occurrence thereof), or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of the Partnership; or the Partnership shall have been denied a material Gaming License by the applicable Gaming Authority; or

            8.012 Commencement Date The Commencement Date has not occurred by Completion Deadline:

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Subsidiary Guarantor or any Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the

Commitment of each Lender shall forthwith terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) subject to compliance with applicable Gaming Laws, enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents.

            9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "A Lender" shall mean each MN Lender to the extent it has an MN Commitment-A.

            "Account Agreements" shall mean and include the Disbursement Agreement, the Mortgage Notes Proceeds Agreement and the Partnership Funds Agreement.

            "Additional Mortgages" shall have the meaning provided in Section 6.09.

            "Adjusted Cash Flow" for any fiscal year shall mean Consolidated Net Income for such fiscal year (after provision for taxes and for the payment of Tax Allowance Amounts) plus the amount of all net non-cash charges (including, without limitation, depreciation, deferred tax expense, non-cash interest expense, amortization and other non-cash charges) that were deducted in arriving at Consolidated Net Income for such fiscal year, minus the amount of all non-cash gains and gains from sales of assets (other than sales of inventory and equipment in the normal course of business) that were added in arriving at Consolidated Net Income for such fiscal year.

            "Adjusted EBITDA" shall mean for any period (i) Consolidated EBITDA for such period plus (ii) the amount, if any, on deposit in the Interest Escrow Account on the last day of such period.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agents" shall have the meaning provided in the first paragraph of this Agreement.

            "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

            "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrowers in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrowers intend to use to purchase, construct or otherwise acquire Reinvestment Assets.

            "Applicable Base Rate Margin" shall mean (i) in the case of Construction Loans 3.00%; and (ii) in the case of Term Loans and Revolving Loans, 2.75% less (in the case of this clause (ii) only) the Margin Reduction Discount, if any.

            "Applicable Eurodollar Margin" shall mean (i) in the case of Construction Loans, 4.00% and (ii) in the case of Terms Loans and Revolving Loans, 3.75% less (in the case of this clause (ii) only) the Margin Reduction Discount, if any.

            "Architect" shall mean Paul Steelman, Ltd.

            "Architect Contract" shall mean the contract between the Partnership and the Architect, as in effect on the Closing Date and as the same may be subsequently amended, modified or supplemented pursuant to the terms thereof and hereof.

            "Arranging Agent" shall mean Gleacher NatWest, Inc.

            "Asset Sale" shall mean and include (x) the sale, transfer or other disposition by any Credit Party to any Person other than a Credit Party of any asset of a Credit Party (other than (i) sales, transfers or other dispositions in the ordinary course of business of obsolete or excess equipment and (ii) any other sale that generates in the aggregate less than $500,000 of proceeds) and
(y) the receipt by the Credit Parties of casualty insurance and/or condemnation proceeds in excess of

$500,000 that do not reimburse the Credit Parties for costs already expended and are not to be promptly utilized to repair or replace the asset damaged or condemned.

            "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit K (appropriately completed).

            "Assignment of Leases and Rents" shall have the meaning provided in
Section 4.01(m)(III)(ii).

            "Authorized Officer" shall mean (x) in respect of the Partnership, the General Partner acting through an Authorized Officer of the General Partner and (y) with respect to the General Partner, any senior officer of the General Partner designated as such in writing to the Administrative Agent by the General Partner, in each case to the extent acceptable to the Administrative Agent.

            "B Lender" shall mean each MN Lender to the extent it has an MN Commitment-B.

            "Bankruptcy Code" shall have the meaning provided in Section 8.05.

            "Base Rate" shall mean the higher of (i) the Prime Lending Rate and
(ii) the Federal Funds Effective Rate plus 1/2 of 1%.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "Borrowers" shall mean the Partnership and Summerlin, Inc.

            "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrowers from all of the Lenders having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of LIBOR Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of LIBOR Loans.

            "Budget" shall have the meaning provided in Section 4.01(f)(iii).

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank

Eurodollar market.

            "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Partnership or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or
(y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including insurance proceeds and any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by a Borrower and/or any Subsidiary from such Asset Sale.

            "Casino Property" shall mean the gaming casino that is to be part of the Project, as more fully described in the Offering Memorandum.

            "CC Continuation Agreement" shall mean a Continuation Agreement substantially in the form of Exhibit F-4 hereto as the same may be amended, modified or supplemented pursuant to the provisions thereof.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

            "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

            "Change of Control" shall mean (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership and its Subsidiaries; (ii) the adoption of a plan relating to the liquidation or dissolution of the Partnership; (iii) Summerlin, Inc. ceases to be the sole general partner of the Partnership with full rights of management; (iv) Summerlin, Inc. ceases to be wholly-owned, directly or indirectly, by SCGC; or (v) SCGC and its affiliates cease to own at least 51% of the limited partnership interests in the Partnership.

            "Closing Date" shall have the meaning provided in Section 4.01.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders.

            "Commencement Date" shall mean the date on which the Casino Property and the Hotel Properties comprising the Project commence full business as a gaming casino and hotels.

            "Commitment" shall mean, with respect to each Lender, such Lender's MN Commitment and RC Commitment.

            "Completion Deadline" shall mean July 2, 1999.

            "Completion Guaranty" shall mean the guaranty issued by J.A. Jones Inc. of the General Manager's obligations under the Construction Contract, as in effect on the Closing Date and as the same may be subsequently amended, modified or supplemented pursuant to the terms thereof and hereof.

            "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all cash expenditures (including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest and Project Costs) by the Partnership and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Partnership and its Subsidiaries.

            "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense for such period less any portion thereof not required to be paid in cash on a current basis.

            "Consolidated Current Assets" shall mean, as to any Person at any time, the current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Current Liabilities" shall mean, as to any Person at any time, the current liabilities of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding all short-term Indebtedness for borrowed money and the current portion of any long-term Indebtedness of such Person or its Subsidiaries, in each case to the extent otherwise included therein.

            "Consolidated Debt" shall mean, as of any date of determination, the average during the fiscal quarter ended on such date of (x) the aggregate stated balance sheet amount of all Indebtedness of the Partnership and its Subsidiaries on a consolidated basis as determined in accordance with GAAP plus (y) any Indebtedness for borrowed money of any other Person as to which the Partnership and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation.

            "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense and
(iii) amortization expense, all as determined on a consolidated basis in accordance with GAAP. Consolidated EBITDA for any Test Period ending on or prior to the fourth fiscal quarter end following the Commencement Date shall mean Consolidated EBITDA for such Test Period (as determined without regard to this proviso) that is annualized.

            "Consolidated Fixed Charges" shall mean for any Test Period, the sum, without duplication, of the amount for such period of (i) Consolidated Cash Interest Expense, (ii) Tax Allowance Amounts paid by the Partnership and (iii) scheduled principal payments on Consolidated Debt, all as determined for the Partnership and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" shall mean, for any period, (i) total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Partnership and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Partnership and its Subsidiaries, including, without limitation, all the interest on Loans and on all the Subordinated Notes; all commitment fees owed with respect to Indebtedness for borrowed money; commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and net costs under Interest Rate Agreements.

            "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Partnership and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded from the calculation thereof (without duplication) (i) the income (or loss) of any Person (other than Subsidiaries of the Partnership) in which any other Person (other than the Partnership or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Partnership or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Partnership or is merged into or consolidated with the Partnership or any of its Subsidiaries or that Person's assets are acquired by the Partnership or any of its Subsidiaries and (iii) the income of any Subsidiary of the Partnership to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

            "Construction Contract" shall mean the contract between the Partnership and the General Manager for the construction of the Project on a cost of work plus fee basis, subject to a guaranteed maximum price of $133 million and with liquidated damages payable by the General Manager if the Commencement Date does not occur by the dates set forth therein, as in effect on the Closing Date and as the same may be subsequently amended, modified or supplemented pursuant to the terms thereof and hereof.

            "Construction Management Contract" shall mean a contract that provides for substantially the services described under the term "Construction Management Contract" in the Offering Memorandum, as delivered to the Administrative Agent in compliance with Section 6.12 and as the same may be subsequently amended, modified or supplemented pursuant to the terms thereof and hereof.

            "Construction Loans" shall have the meaning provided in Section 1.01(a).

            "Consultant" shall mean Nevada Construction Services, Inc.

            "Consultant's Confirmation" shall mean a written confirmation from the Consultant accompanying each Notice of Construction Loans that confirms that the principal amount of Construction Loans requested in such Notice does not exceed an amount equal to (x) the sum of Project Costs that have to be paid as of the date of such Notice plus the aggregate Project Costs that are reasonably expected to become payable prior to the next following quarter end less (y) the aggregate principal amount then on deposit in the Proceeds Accounts.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Conversion Date" shall mean the Commencement Date provided that same has occurred on or prior to the Completion Deadline.

            "Credit Documents" shall mean this Agreement, the Notes, the Security Documents and the Subsidiary Guaranty.

            "Credit Party" shall mean the Borrowers and the Subsidiary
Guarantors.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Disbursement Account" shall have the meaning provided in the Disbursement Agreement.

            "Disbursement Agreement" shall have the meaning provided in Section 4.01(k)(I).

            "Disqualified Lender" shall mean any Lender who has been determined by a Gaming Authority in compliance with the authorized practices and procedures of such Gaming Authority not to meet the applicable suitability standards under the Gaming Laws for holding Loans.

            "Dividends" shall have the meaning provided in Section 7.09.

            "Drawdown Amount" shall mean for any Drawdown Date the aggregate principal amount of Construction Loans to be made on such date as specified pursuant to Section 1.03(a), which amount shall not be less than $10 million.

            "Drawdown Date" shall mean (x) the Closing Date and (y) each of March 31, 1998, June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in Regulation D of the Securities Act.

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrowers or any Subsidiary solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq. and any applicable state and local or foreign counterparts or equivalents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect as of the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Credit Party would be deemed to be a "single employer" (i) within the meaning of Sections 414(b), (c), (m) and (o) of the Code or (ii) as a result of any Credit Party being or having been a general partner of such person.


            "Event of Default" shall have the meaning provided in Section 8.

            "Excess Cash Flow" shall mean, for any fiscal year, the remainder of
(i) the sum of (x) Adjusted Cash Flow for such fiscal year and (y) the decrease, if any, in Working Capital from the first day to the last day of such fiscal year, and (z) to the extent not included in (x) above, the aggregate amount received by the Borrowers and their Subsidiaries during such fiscal year on account of business interruption insurance minus (ii) the sum of (x) the amount of Consolidated Capital Expenditures (except to the extent financed through the incurrence of Indebtedness) made during such fiscal year and (y) the increase, if any, in Working Capital from the first day to the last day of such fiscal year and (z) any scheduled repayments or prepayments of the principal amount of Term Loans and/or other Indebtedness during such fiscal year.

            "Expiration Date" shall mean January 31, 1998.

            "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the MN Facility or the Revolving Facility.

            "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 2.01.

            "Final Maturity Date" shall mean March 31, 2004.

            "First Mortgage Notes" shall have the meaning provided in Section 1.05(a).

            "First Security" shall mean First Security Trust Company of Nevada.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

            "Gaming Authority" shall mean any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Las Vegas and any other gaming regulatory body or any agency which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities of the Partnership or any of its Subsidiaries or any successor to such authority.

            "Gaming Company" shall mean any person that is subject to the jurisdiction of any Gaming Authority or that possesses any Gaming Licenses.

            "Gaming Laws" shall mean the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, all ordinances, rules and regulations adopted by the City of Las Vegas, as amended from time to time, and all other laws, statutes, rules, rulings, order, ordinances, regulations and other legal requirements of any Gaming Authority.

            "Gaming License" shall mean any license, qualification, permit, franchise or other authorization from any Gaming Authority required to own, operate or otherwise conduct the gaming business of the Partnership and its Subsidiaries, including all licenses, findings of suitability and registrations granted under Gaming Laws.

            "General Manager" shall mean J.A. Jones.

            "General Partner" shall mean Summerlin, Inc.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "HHC Agreements" shall mean (i) the Development Declaration and Option to Repurchase dated as of August 15, 1996, (ii) a Royalty Agreement dated as of August 15, 1996, (iii) the Golf Course Agreement dated as of July 10, 1996 and (iv) an Agreement of Option to Purchase Real Estate (the "HHC Option Agreement") in each case between the Partnership and Howard Hughes Corporation and/or affiliates thereof, as in effect on the Closing Date and as any of the foregoing may be subsequently amended, modified or supplemented in accordance with the terms thereof and hereof.

            "HHC Option Agreement" shall have the meaning provided in the definition of HHC Agreements.

            "Hotel Properties" shall mean the two hotels that are to be part of the Project, as more fully described in the Offering Memorandum.

            "Improvements" shall mean the hotels, casino and parking spaces to be constructed on the Project Property in substantial accordance with the Plans, with all landscaping and other off and on site work related thereto.

            "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be recorded as a liability on the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Interest Escrow Account" shall mean the escrow account the subject of the Interest Escrow Agreement.

            "Interest Escrow Agreement" shall have the meaning provided in
Section 4.01(k)(III).

            "Interest Escrow Termination Date" shall mean the last day of the fifth calendar quarter ending after the Commencement Date.

            "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

            "J.A. Jones" shall mean J.A. Jones Construction, a North Carolina corporation.

            "Last Drawdown Date" shall mean March 31, 1999.

            "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall have the meaning provided in the first paragraph of this Agreement.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Construction Loans or Revolving Loans, as the case may be, or (ii) a Lender having notified the Administrative Agent and/or the Borrowers that it does not intend to comply with the obligations under Section 1.01(a) or (c), as the case may be, in each case for any reason, including or as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

            "Lender Register" shall have the meaning provided in Section 11.16.

            "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Debt on such date to Consolidated EBITDA for the Test Period ending on such date (or most recently ended).

            "Liability Parties" shall mean and include the Credit Parties and each other Person who directly or indirectly is providing credit support for the Loans and/or the Project.

            "LIBOR" shall mean with respect to each Interest Period for a LIBOR Loan, the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the LIBOR Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such LIBOR Loan, determined as of 10:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

            "LIBOR Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Line Items" shall mean the line items in the Budget as in effect from time to time.

            "Loans" shall mean the Construction Loans, the Term Loans and the Revolving Loans.

            "Margin Reduction Discount" shall mean zero, provided that the Margin Reduction Discount shall be increased to .25%, .50%, .75% or 1.00%, as the case may be, as specified in clauses (i), (ii), (iii) or (iv) below, at any time after the Commencement Date, when, and for so long as, the ratio set forth in such clause has been satisfied as at the end of the then Relevant Test
Period:

            (i) the Margin Reduction Discount shall be .25% in the event that as at the end of the Relevant Test Period the Leverage Ratio is greater than or equal to 4.0 to 1 but less than 4.5 to 1;

            (ii) the Margin Reduction Discount shall be .50% in the event that as of the end of the Relevant Test Period the Leverage Ratio is greater than or equal to 3.5 to 1 but less than 4.0 to 1;

            (iii) the Margin Reduction Discount shall be .75% in the event that as at the end of the Relevant Test Period the Leverage Ratio is greater than or equal to 3.0 to 1 but less than 3.5 to 1.0; and

            (iv) the Margin Reduction Discount shall be 1.00% in the event that as at the end of the Relevant Test Period the Leverage Ratio is less than
      3.0 to 1.

The Leverage Ratio shall be determined for the Relevant Test Period, by delivery of an officer's certificate of the General Partner to the Lenders pursuant to
Section 6.01(e), which certificate shall set forth the calculation of the Leverage Ratio. The Margin Reduction Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Administrative Agent to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent pursuant to
Section 6.01(e) and (y) the 45th day following the end of the fiscal quarter in which such first certificate was delivered to the Administrative Agent (or 90 days if such fiscal quarter was the last fiscal quarter of a fiscal year). Notwithstanding anything to the contrary contained above, the Margin Reduction Discount shall be zero (y) if no officer's certificate has been delivered to the Lenders pursuant to Section 6.01(e) which sets forth the Leverage Ratio for the Relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered and (z) at all times when there shall exist a Default under Section 8.01 or an Event of Default. It is understood and agreed that the Margin Reduction Discount as provided above shall in no event be cumulative and only the Margin Reduction Discount available pursuant to either clause (i), (ii), (iii) or (iv), if any, contained in this definition shall be applicable.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole.

            "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000 and (ii) for Construction Loans and Term Loans, $2,500,000.

            "MN Commitment" shall mean, at any time, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "MN Commitment" as the same may be terminated pursuant to Section 2.03, with an "MN Commitment-A" and an "MN Commitment-B" to be portions of an MN Commitment so designated on Annex I.

            "MN Commitment Fee" shall have the meaning provided in Section 2.01(a).

            "MN Facility" shall mean the Facility evidenced by the Total MN Commitment.

            "MN Lender" shall mean (x) prior to the Conversion Date, each Lender with a MN Commitment and (y) on and after the Conversion Date, each Lender with Term Loans outstanding.

            "Mortgage" shall have the meaning provided in Section 4.01(m)(iii).

            "Mortgage Notes Proceeds Account" and "Mortgage Notes Proceeds Agreement" shall have the meanings provided in Section 4.01(k)(II).

            "Mortgage Policy" shall have the meaning provided in Section 4.01(m)(III).

            "NatWest" shall mean National Westminster Bank Plc.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

            "Note" shall mean and include each First Mortgage Note and each Revolving Note.

            "Notice of Borrowing" shall mean and include a Notice of Construction Loans, a Notice of Term Conversion and a Notice of Revolving Loans.

            "Notice of Construction Loans" shall have the meaning provided in
Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice of Revolving Loans" shall have the meaning provided in
Section 1.03(c).

            "Notice of Term Conversion" shall have the meaning provided in
Section 1.03(b).

            "Notice Office" shall mean the office of the Administrative Agent at 175 Water Street, New York, New York or such other office as the Administrative Agent may designate to the Borrowers from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Arranging Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Offering Memorandum" shall mean the Offering Memorandum dated December 22, 1997 relating to the Subordinated Notes and the Notes, as in effect on the Closing Date.

            "Partners" shall mean at any time, the General Partner and the limited partners of the Partnership at such time, which shall include SCGC.

            "Partnership" shall mean The Resort at Summerlin, Limited Partnership, a Nevada limited partnership.

            "Partnership Funds Account" shall mean the deposit account referred to in, and governed by, the Partnership Funds Agreement.

            "Partnership Funds Agreement" shall mean the agreement among the Borrowers, Summerlin, Inc. as Representative for the Partners in existence on the Closing Date and First Security as Account Agent in respect of the funds deposited in the Partnership Funds Account, in the form delivered to the Administrative Agent pursuant to Section 4.01(q)(III) and as the same may be subsequently amended, modified or supplemented in accordance with the terms thereof and hereof.

            "Payment Office" shall mean the office of the Administrative Agent at 175 Water Street, New York, New York or such other office as the Administrative Agent may designate to the Borrowers from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permits" shall mean any and all actions, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights or licenses of or from any governmental authority or agency.

            "Permitted Business" shall mean the business of developing and constructing, or after the Construction Completion Date operating and managing, the Project and businesses reasonably incidental thereto.

            "Permitted Encumbrances" shall mean, with respect to the Project Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent.

            "Permitted Liens" shall mean Liens described in Section 7.03.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any Credit Party, or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which a Credit Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Plans and Specifications" shall mean the plans and specifications prepared in accordance with industry standards by or on behalf of the Partnership by a licensed reputable engineering or architectural firm, as applicable, for the renovation, construction and/or equipping, as the case may be, of the Project in a first class manner consistent with the description of the Project set forth in the Offering Memorandum, as the same may be amended in accordance with the terms hereof. The Plans and Specifications shall include, but not be limited to, architectural, structural, mechanical and electrical plans and specifications, together with all plan revisions and addenda to the specifications.

            "Pledge Agreement" shall have the meaning provided in Section 4.01(m)(I).

            "Pledged Securities" shall mean all the Pledged Securities as defined in the relevant Pledge Agreement.

            "Prime Lending Rate" shall mean, at any time, the bank prime loan rate published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" on such day (or if not a Business Day, on the last preceding Business Day) or, if no such rate is published, the prime lending rate or base rate as announced from time to time by the Administrative Agent (or by a New York money market bank selected by the Administrative Agent).

            "Proceeds Accounts" shall mean the Partnership Funds Account, the Subordinated Notes Proceeds Account and the Mortgage Notes Proceeds Account.

            "Project" shall mean the hotel, casino, spa complex, conference center and related complex to be known as The Resort at Summerlin, as more fully described in the Offering Memorandum.

            "Project Costs" shall mean the amounts required to construct the Project, which shall include all Line Items in the Budget (including Construction Completion Reserves and Contingencies) as in effect from time to time.

            "Project Documents" shall mean the Subordinated Fees Agreement, the Disbursement Agreement, the Partnership Funds Agreement, the Subordinated Notes Proceeds Agreement, the Mortgage Notes, the Construction Contract, the Construction Management Contract, the HHC Agreements, the Completion Guaranty, the Architect Contract, the Budget, the Regent License and Subordination Agreement, the Timetable and the Plans.

            "Project Property" shall mean the Real Property on which the Project is to be located.

            "RC Commitment" shall mean the lesser of $10,000,000 and the excess, if any, of $100,000,000 over the aggregate outstanding principal amount of Construction Loans converted into Term Loans pursuant to Section 1.01(b), as the same may be (x) reduced or terminated pursuant to Section 2.02, 2.03 or 8 or (y) adjusted as a result of assignments pursuant to Section 1.13 and/or 11.04; provided that if no Construction Loans are converted into Term Loans on the

Conversion Date pursuant to Section 1.01(b) the RC Commitment shall be zero.

            "RC Commitment Fee" shall have the meaning provided in Section 2.01(b).

            "RC Lender" shall mean such financial institution as is appointed by the Borrowers prior to the Commencement Date with the consent of the Administrative Agent and the agreement of such institution to make Revolving Loans hereunder.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Regent License and Subordination Agreement" shall mean (i) the License Agreement between the Partnership and Regent Hotels Worldwide, Inc. and
(ii) the Subordination, Stabilization and Assumption Agreement relating to certain fees payable under such License Agreement, in each case as in effect on the Closing Date and as the same may be subsequently amended, modified or supplemented in accordance with the terms thereof and hereof.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrowers and their Subsidiaries as described in Section 7.01.

            "Reinvestment Election" shall have the meaning provided in Section 3.02(A)(c).

            "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the General Partner stating that the Borrowers, in good faith, intend and expect to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

            "Reinvestment Prepayment Amount" shall mean, with respect to any

Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrowers and their Subsidiaries to acquire Reinvestment Assets.

            "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Lenders, shall have delivered a written termination notice to the Borrowers, provided that such notice may only be given while an Event of Default exists, (ii) the date occurring 350 days (or 175 days to the extent in respect of Designated Proceeds) after such Reinvestment Election and (iii) the date on which the Borrowers shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

            "Release" means any spilling, leaking, pumping, pouring emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material or pollutant or contaminant into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material or pollutant or contaminant).

            "Relevant Test Period" shall mean, at any time, the Test Period ending on the last day of the then most recently ended fiscal quarter of the Partnership with respect to which an officer's certificate has been delivered to the Lenders pursuant to Section 6.01(e).

            "Required Lenders" shall mean Lenders (other than any Defaulting Lenders or Disqualified Lenders) whose outstanding MN Commitments (if prior to the Conversion Date) or (on and after the Conversion Date), Term Loans and RC Commitment (or, if after the RC Commitment has been terminated, Revolving Loans) constitute greater than 50% of (x) the MN Commitments of Non-Defaulting Lenders that are not Disqualified Lenders or (y) the Term Loans and RC Commitment (or, if after the RC Commitment has been terminated, the Revolving Loans) of Non-Defaulting Lenders that are not Disqualified Lenders.

            "Revolving Facility" shall mean the facility evidenced by the RC Commitment.

            "Revolving Loan" shall have the meaning provided in Section 1.01(c).

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "SCGC" shall mean Seven Circle Gaming Corporation, a Delaware corporation.

            "SCRI" shall mean Seven Circle Resorts, Inc., a Wholly Owned Subsidiary of SCGC.

            "Scheduled Repayment" shall have the meaning provided in Section 3.02(A)(b).

            "SEC" shall have the meaning provided in Section 6.01(i).

            "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

            "Section 3.04 Certificate" shall have the meaning provided in
Section 3.04(b)(ii).

            "Security Agreement" shall have the meaning provided in Section 4.01(m)(II).

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the relevant Security Agreement.

            "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Mortgage, the Assignment of Leases and Rents, the Account Agreements, the Interest Escrow Agreement and the CC Continuation Agreement.

            "Subordinated Fees Agreement" shall have the meaning provided in
Section 4.01(j).

            "Subordinated Guaranties" shall mean the unsecured guaranty or guaranties by the Subsidiary Guarantors of the Subordinated Notes.

            "Subordinated Notes" shall mean the 13% Senior Subordinated PIK Notes due 2007 issued by the Borrowers and shall include the subordinated notes with substantially identical terms and provisions issued in exchange therefor as contemplated by the Offering Memorandum (the "Exchange Subordinated Notes").

            "Subordinated Notes Documents" shall mean and include each of the documents, instruments (including the Subordinated Notes) and other agreements entered into by the Borrowers (including, without limitation, the Subordinated Notes Indenture) relating to the issuance by the Borrowers of the Subordinated Notes, as in effect on the Closing Date and as the same may be supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

            "Subordinated Notes Indenture" shall mean the Indenture, dated as of December 30, 1997, between the Borrowers and United States Trust Company of New York as trustee thereunder, with respect to the Subordinated Notes.

            "Subordinated Notes Proceeds Account" shall mean the deposit account referred to in, and governed in, the Subordinated Notes Proceeds Agreement.

            "Subordinated Notes Proceeds Agreement" shall mean the Agreement among the Borrowers, the Subordinated Notes Trustee and First Security in the form delivered to the Administrative Agent pursuant to Section 4.01(q)(III) and as the same may be subsequently amended, modified or supplemented in accordance with the terms thereof and hereof.

            "Subordinated Notes Trustee" shall mean United States Trust Company of New York as trustee under the Subordinated Notes Indenture.

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Partnership.

            "Subsidiary Guarantor" shall mean each Subsidiary of the Partnership that has executed and delivered a counterpart of the Subsidiary Guaranty.

            "Subsidiary Guaranty" shall have the meaning provided in Section 4.01(l).

            "Summerlin, Inc." shall mean The Resort at Summerlin, Inc., a Nevada corporation.

            "Tax Allowance Amount" shall mean, with respect to any Partner, for any calendar quarter, (i) 40% of the excess of (a) the estimated taxable income allocable to such Partner arising from its ownership of a partnership interest in the Partnership for the fiscal year through such calendar quarter over (b) any losses of the Partnership for prior fiscal years and such fiscal year that are allocable to such Partner that were not previously utilized in the calculation of Tax Allowance Amounts minus (ii) prior distributions of Tax Allowance Amounts for such fiscal year, all as determined by the General Partner in good faith.

            "Taxes" shall have the meaning provided in Section 3.04(a).

            "Term Loan" shall have the meaning provided in Section 1.01(b).

            "Test Period" shall mean (i) the period (taken as one accounting period) commencing on the Commencement Date and ending on the next following fiscal quarter end, (ii) the period (taken as one accounting period) commencing on the Commencement Date and ending on the second following fiscal quarter end,
(iii) the period (taken as one accounting period) commencing on the Commencement Date and ending on the third following fiscal quarter end, (iv) the period (taken as one accounting period) commencing on the Commencement Date and ending on the fourth following fiscal quarter end and (v) for any determination thereafter, the four consecutive fiscal quarters of the Partnership (taken as one accounting period) ending on the date of such determination.

            "Timetable" shall have the meaning provided in Section 4.01(f)(iv).

            "Total MN Commitment" shall mean the sum of the MN Commitments of each of the Lenders.

            "Transaction Documents" shall mean the Credit Documents, the Subordinated Notes Documents and the Project Documents.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or LIBOR Loan.

            "UCC" shall mean the Uniform Commercial Code.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

            "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

            "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

            10.   The Administrative Agent.

            10.01 Appointment. The Lenders hereby designate NatWest as Administrative Agent (for purposes of this Section 10, the terms "Administrative Agent" shall include NatWest in its capacity as Collateral Agent pursuant to the Security Documents) and Gleacher NatWest, Inc. as Arranging Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

            10.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. No Agent or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein with respect to such Agent.

            10.03 Lack of Reliance on the Agents. Independently and without reliance upon either Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Liability Parties in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Liability Parties and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Liability Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Liability Party or the existence or possible existence of any Default or Event of Default.

            10.04 Certain Rights of the Agents. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            10.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

            10.06 Indemnification. To the extent an Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent, in proportion to their respective Loans and commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent.

            10.07 The Agents in Their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            10.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            10.09 Resignation by an Agent (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (a) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

            (b) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, subject to compliance with applicable Gaming Laws, the Administrative Agent, with the consent of the Borrowers, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

            (c) Subject to clause (e) below, if no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

            (d) Notwithstanding anything to the contrary in this Section 10.09, to the extent required by applicable Gaming Laws, the incumbent Administrative Agent shall remain the Collateral Agent for the Lenders with respect to any Collateral for which a lienholder must be qualified under such Gaming Laws until the new Administrative Agent can be so qualified (but the incumbent Administrative Agent shall be entitled to the indemnities and other protections provided to the Administrative Agent hereunder in such capacity).

            (e) The Arranging Agent shall have no duties or responsibilities hereunder or under the other Credit Documents.

            11.   Miscellaneous.

            11.01 Payment of Expenses, etc. The Borrowers agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case and Schreck and Morris) and of the Agents and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and for each of the Lenders); (ii) pay and hold each of the Agents and Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) an investigation, litigation or other proceeding (whether or not an Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among an Agent, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, and (b) any such investigation, litigation or other proceeding relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Credit Party or any Real Property owned or operated by them, or the actual or alleged presence or release of Hazardous Materials on, under or from any Real Property at any time owned or operated by any of the Credit Parties, and in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender

(including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender or Agent, at its address specified for such Lender or Agent on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

            11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrowers may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that (x) in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, and 3.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold and (y) no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the amortization of the Term Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any commitments, or a mandatory prepayment, shall not constitute a change in the terms of any commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document.

            (a) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding Construction Loans or Term Loans and/or (if prior to the Conversion Date) its MN Commitment or (in the case of the RC Lender) all of its RC Commitment and its rights and obligations hereunder to another Lender (or an Affiliate of such assigning Lender), and (y) with the consent of the Borrowers and the Administrative Agent (which consents shall not be unreasonably withheld), any Lender may assign all or a portion of its outstanding Construction Loans or Term Loans and/or (if prior to the Conversion
Date) its MN Commitment or (in the case of the RC Lender) all of its RC Commitment and its rights and obligations hereunder to one or more Eligible Transferees (including one or more Lenders). No assignment pursuant to the immediately preceding sentence by a Lender (or by Lenders which are Affiliates of each other) shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder (or to an Affiliate of an assigning Lender), be in an aggregate amount less than $2,500,000 unless the entire Loans and Commitments of the assigning Lender (or group of Lenders which are Affiliates) is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement (appropriately completed). At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500, (ii) if prior to the Conversion Date, Annex I shall be deemed to be amended to reflect the MN Commitment of the respective assignee (which shall result in a direct reduction to the MN Commitments of the assigning Lender) and of the other Lenders, and
(iii) the Borrowers will issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.05. To the extent of any assignment pursuant to this Section 11.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04 Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to this
Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, or 3.04 from those being charged by the respective assigning bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from the changes specified in said Section 1.10 or 3.04 after the date of the respective assignment). Each Lender and the Borrowers agree to execute such documents (including without limitation amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause
(b) shall prevent or prohibit any Lender (without having to obtain the consent of the Borrowers and/or the Administrative Agent) from pledging all or any portion of its Notes or Loans to secure obligations of such Lender, including any pledge or assignments to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

            (b) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State or would require any prior approval, qualification or other authorization from any Gaming Authority.

            (c) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 11.04 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or acquires loans in the ordinary course of its business and that it will make or acquire loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

            11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and either Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which either Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

            11.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (a) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            11.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with
Section 7, including definitions used therein, [shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the SCGC December 31, 1996 historical financial statements delivered to the Lenders pursuant to Section 5.10(a)] and
(y) that if at any time the computations determining compliance with Section 7 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

            (a) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

            11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York (subject as applicable to the Gaming Laws). Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, to the extent located outside New York City, or by hand, to the extent located within New York City, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Each Borrower hereby irrevocably designates appoints and empowers CT Corporation System, with offices on the date hereof located at 1633 Broadway, New York, New York 10019, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against a Borrower in any other jurisdiction.

            (a) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

            11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

            11.010 Effectiveness. This Agreement shall become effective on the date on which, each Borrower, each Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders and the Agents, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

            11.011 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            11.012 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender or a Disqualified Lender) directly affected thereby, (i) extend the Final Maturity Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any postdefault increase in interest rates) or Fees, or increase the commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any commitments shall not constitute a change in the terms of any commitment of any Lender), (ii) amend, modify or waive any provision of this Section 11.12, (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (v) release all or substantially all of the Collateral. No provision of Section 10 may be amended without the consent of the Agents.

            11.013 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 3.04, 10.06 or 11.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            11.014 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrowers shall not be responsible for costs arising under Section 1.10 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12 or 1.13) to the extent not otherwise applicable to such Lender prior to such transfer.

            11.015 Confidentiality. Subject to Section 11.04, the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrowers in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its Affiliates, employees, auditors, advisors or counsel or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 11.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by any Borrower or any Subsidiary.

            11.016 Lender Register. The Borrowers hereby designate the Administrative Agent to serve as their agent, solely for purposes of this
Section 11.16, to maintain a register (the "Lender Register") on which it will record the name and address of each Lender, the commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to
Section 11.04(b). The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.16 other than those resulting from the Administrative Agent's willful misconduct or gross negligence. The Administrative Agent agrees to permit any authorized representative of any Gaming Authority to inspect at any time during normal business hours, or to be provided with, a copy of the Lender Register.

            11.017 Gaming Authorities, etc (a) The Agents and each Lender agree to cooperate with all Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Borrowers, including, without limitation, the providing of such documents or other information as may be required to be provided to any such Gaming Authority relating to the Agents, any Lender or any Borrower, or to the Credit Documents (subject to any regulatory restriction binding upon any such

Agent or Lender). Notwithstanding any other provision of this Agreement, the Borrowers expressly authorize each Agent and Lender to cooperate with any Gaming Authority as described above.

            (b) Nothing in this Agreement or in any of the Credit Documents shall be construed at any time to constitute a pledge of any shares of common stock of Summerlin, Inc. or of any equity interests in the Partnership, any restriction on the transfer of any shares of common stock of Summerlin, Inc., or any agreement not to encumber any shares of common stock of Summerlin, Inc.

            (c) The Lenders hereby acknowledge that (i) the Borrowers may be required to disclose the identities of the Lenders to the Gaming Authorities upon request; (ii) the Nevada Gaming Commission may in its discretion require the Lenders to file an application, be investigated and be found suitable to hold the Loans; (iii) the Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a company registered by the Nevada Gaming Commission as a publicly traded corporation ("Registered Company") to file an application, be investigated and be found suitable to own the debt security of a Registered Company; and (iv) if the Nevada Gaming Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Gaming Control Act and the regulations promulgated thereunder, the Registered Company can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it: (a) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (b) recognizes any voting right by such unsuitable person in connection with such securities; (c) pays the unsuitable person remuneration in any form; or (d) makes any payment to the unsuitable person by way of principal redemption, conversion, exchange, liquidation, or similar transaction. The Borrowers will be required to be registered by the Nevada Commission as Registered Companies upon the issuance of the Exchange Subordinated Notes.

            (d) Each Lender hereby agrees (to the extent permitted by law) that if the Gaming Authorities determine that such Lender as a holder or beneficial owner of Loans must be found suitable (whether as a result of a foreclosure of the Casino Property or for any other reason), and if such Lender either refuses to file an application or is found unsuitable, such Lender shall, upon request of the Borrowers, dispose of such Lender's Loans and Commitments within 30 days after receipt of such request or such earlier date as may be ordered by the Gaming Authorities, provided that if such Lender does not so dispose of its Loans and Commitments, then such Lender will be deemed to have agreed that the provisions described in Section 11.17(c)(iv) will be applicable to it. To the extent consented to by the Required Lenders, the Borrowers will have the right to prepay all the Loans of a Disqualified Lender (without prepaying any other Loans).

            (e) To the extent any covenant restriction in this Agreement is required to be eliminated or modified in order for the Borrowers to obtain or maintain any Gaming License, the Lenders will in good faith consider changing this Agreement to provide for such elimination or modification, provided that the Lenders have no obligation to agree to any thereof and notwithstanding any provision of any such Gaming License a breach by the Borrowers of any such affected covenant shall, unless otherwise agreed by the Required Lenders, constitute a Default or Event of Default, as the case may be, hereunder entitling the Lenders to exercise the remedies provided for in Section 8.


                                      * * *

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



                                    THE RESORT AT SUMMERLIN,
                                        LIMITED PARTNERSHIP

                                    By:  The Resort at Summerlin, Inc.,
                                              its General Partner


                                    By__________________________________________
                                      Name:
                                      Title:



                                    THE RESORT AT SUMMERLIN, INC.


                                    By__________________________________________
                                      Name:
                                      Title:



                                    NATIONAL WESTMINSTER BANK PLC,
                                        Individually and as Administrative Agent


                                    By__________________________________________
                                      Name:
                                      Title:

                                    GLEACHER NATWEST, INC.,
                                         as Arranging Agent


                                    By__________________________________________
                                      Name:
                                      Title:

                                                                         ANNEX I


                                   COMMITMENTS


(PRIVATE) Lender          MN               MN                MN
                          Commitment       Commitment-A      Commitment-B

National Westminster
Bank PLC                  $100,000,000     $60,000,000       $40,000,000

                                                                        ANNEX II


                          LENDERS AND AGENTS ADDRESSES



National Westminster                            175 Water Street
Bank Plc                                        New York, New York  10038
                                                Attention: Robert Karlovitz
                                                Tel. No.:  212-602-4800
                                                Fax  No.:  212-602-4638

Gleacher NatWest, Inc.                          660 Madison Avenue, 19th Floor
                                                New York, New York  10021
                                                Attention: Geoff Benson
                                                Tel. No.:  212-418-4503
                                                Fax  No.:  212-418-4599